Exhibit 10.1

OMNIBUS AMENDMENT NO. 3 AGREEMENT

This Omnibus Amendment No. 3 Agreement (this “Agreement”) is dated as of November 21, 2023 (the “Effective Date”) and entered into by ASTRA SPACE, INC., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on the signature pages hereto (together with the Company and each other Subsidiary of the Company from time to time, collectively, the “Note Parties” and each a “Note Party”), each of the undersigned Existing Holders (as defined below), constituting the Required Holders (and 100% of the Holders of the Notes for purposes of any direction to or consent related to the Collateral Agent), and each of the undersigned Additional Holders (as defined below) (the Existing Holders and the Additional Holders, the “Holders”) and GLAS AMERICAS LLC (“GLAS”), in its capacity as collateral agent for itself and the Holders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Note Parties have previously entered into certain transaction documents, including: (a) that certain Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023, by and among JMCM Holdings LLC (“JMCM”) and SherpaVentures Fund II, LP (“ACME” and together with JMCM, the “Existing Holders”), the Note Parties and the Collateral Agent (the “Reaffirmation Agreement”); (b) that certain Securities Purchase Agreement, dated as of August 4, 2023, by and among the Existing Holders (as successors in interest to High Trail Investments ON LLC as the former Buyer and Holder, “High Trail”) and the Company (as amended by the Reaffirmation Agreement, that certain Limited Consent and Waiver and Omnibus Amendment No. 2 Agreement, dated as of November 17, 2023 (“Amendment No. 2”) and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time (as defined below), the “Existing Purchase Agreement” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Purchase Agreement”); (c) each of the Senior Secured Notes due 2024 issued by the Company to the Existing Holders (as successors in interest to High Trail) (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Registered Notes”); (d) each of the Secured Bridge Notes issued by the Note Parties on November 6, 2023 to the Existing Holders (as amended by Amendment No. 2 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Bridge Notes” and together with the Existing Registered Notes, the “Existing Notes” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Notes”); (e) that certain Warrant to Purchase Common Stock dated August 4, 2023 issued by the Company on November 6, 2023, to JMCM Holdings LLC (“JMCM”) (as successor in interest to High Trail) (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Registered Warrant”); (f) that certain Warrant to Purchase Common Stock dated November 6, 2023 issued by the Company to the Existing Holders (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Bridge Warrants”); (g) that certain Warrant to Purchase Common Stock dated November 13, 2023 issued by the Company to JMCM (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing JMCM Warrant” and together with the Existing Registered Warrant and the Existing Bridge Warrants, the “Existing

Warrants” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Warrants”); (h) that certain Security Agreement, dated as of August 4, 2023, among the Company and each of the other Note Parties for the benefit of the Collateral Agent (as the successor in interest to High Trail) in its capacity as prior collateral agent as secured party on behalf of the Holders (as amended by the Reaffirmation Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Time, the “Existing Security Agreement” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Security Agreement”); (i) that certain Intellectual Property Security Agreement, dated as of August 4, 2023, among the Company and each of the other Note Parties for the benefit of the Collateral Agent (as the successor in interest to High Trail) in its capacity as secured party on behalf of the Holders (as the same has been amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”); and (j) that certain Guaranty Agreement, dated as of November 6, 2023, by the Note Parties for the benefit of the Collateral Agent, as collateral agent on behalf of the Holders (the “Existing Guaranty Agreement” and as the same is further amended, restated, amended and restated, supplemented or otherwise modified by this Agreement, the “Guaranty Agreement” and together with the documents described in clauses (a) through (j) above and the other Transaction Documents (as defined in the Existing Purchase Agreement), the “Existing Transaction Documents” and each, an “Existing Transaction Document”).

WHEREAS, each of the Note Parties acknowledges and agrees that, as of the Effective Time, the outstanding principal, accrued but unpaid interest, and outstanding fees and expenses with respect to each Existing Note and the Existing Warrants are in the amounts set forth on Schedule 1.

WHEREAS, the Note Parties have requested that the undersigned Existing Holders, constituting 100% of the Existing Holders, amend the Existing Transaction Documents: (a) to provide the Note Parties with certain financing and covenant relief as more fully described herein in order to provide the Note Parties with additional capital and more time to reposition, recapitalize and raise additional financing for their business through various capital raising and cost cutting initiatives and strategic transactions; and (b) to provide for the issuance of one or more additional notes and warrants on the terms and conditions set forth herein and therein, and in the amounts set forth therein, in order to provide the Note Parties with additional funding, including for general corporate purposes (the foregoing transactions, the “Note Amendment Transactions” and this Agreement together with other related documents effectuating the Note Amendment Transactions described herein, collectively, the “Note Transaction Documents” and each a “Note Amendment Transaction Document” and the Existing Transaction Documents as amended hereby and thereby, together with Company Disclosure Letter (as defined below), collectively, the “Transaction Documents” and each, a “Transaction Document”).

WHEREAS, each of the Note Parties (other than the Company) is executing this Agreement to become an additional issuer of the Notes issued pursuant to the Purchase Agreement.

WHEREAS, each Person that executes and delivers a signature page to this Agreement in the capacity of a “2023 Additional Holder” (collectively, the “Additional Holders”) will be deemed (a) to have agreed to the terms of this Agreement, the Purchase Agreement and each of

2

the other Transaction Documents; and (b) to have committed to purchase, and confirms that it is prepared to purchase, upon the terms and conditions stated in the Purchase Agreement, the aggregate principal amount of Subsequently Purchased Notes (as defined in the Purchase Agreement) set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers and the aggregate amount of Subsequently Purchased Warrants (as defined in the Purchase Agreement) set forth opposite such Buyer’s name in column (10) on the Schedule of Buyers.

WHEREAS, each of the Holders, the Collateral Agent (at the direction of the Holders of 100% of the Existing Notes) and the Note Parties have agreed to amend, the other Existing Transaction Documents and enter the Transaction Documents as more specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms; Incorporation of Recitals.

1.1 Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement or, if not defined therein, in the Notes or as the context may require, the Security Agreement.

1.2 The matters recited above are hereby incorporated into and made part of this Agreement as if fully set forth herein.

1.3 The definitions of terms herein and the other Transaction Documents: (i) shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;” (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall;” and (iv) unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, extensions or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement and any other Transaction Document and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2. Agreement to Purchase Subsequently Purchased Notes. Subject to the terms of the Purchase Agreement, each Additional Holder severally, and not jointly, agrees to purchase (i) Subsequently Purchased Notes on the Effective Date in the aggregate principal amount of Subsequently Purchased Notes set forth opposite such Buyer’s name in column (8) on the Schedule of Buyers, and (ii) Subsequently Purchased Warrants on the Effective Date in the aggregate amount of Subsequently Purchased Warrants set forth opposite such Buyer’s name in column (10) on the Schedule of Buyers.

3

3. Amendments to Purchase Agreement, Notes, Security Agreement and other Transaction Documents. Effective as of the Effective Date and at the Effective Time:

3.1 Existing Purchase Agreement: The Existing Purchase Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Purchase Agreement attached hereto as Annex I-A. Any provision of the Existing Purchase Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) which is different from that set forth in the Purchase Agreement from and after the Effective Date shall be superseded in all respects by the provisions of the Purchase Agreement, except that:

(i)	Schedule of Buyers: the Schedule of Buyers to the Existing Purchase Agreement is hereby amended and modified in its entirety in the form of Annex I-B hereto;

(ii)	Form of Senior Secured Convertible Note: Exhibit A to the Existing Purchase Agreement is hereby amended and modified in its entirety in the form of Annex I-C hereto;

(iii)	Form of Warrant: Exhibit B to the Existing Purchase Agreement is hereby amended and modified in its entirety in the form of Annex I-D hereto; and

(iv)	Form of Security Agreements: Exhibit C to the Existing Purchase Agreement is hereby amended and modified in its entirety in the form of Annex I-E hereto.

3.2 Existing Security Agreement: The Existing Security Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Security Agreement attached hereto as Annex II-A. Any provision of the Existing Security Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) which is different from that set forth in the Security Agreement from and after the Effective Date shall be superseded in all respects by the provisions of the Security Agreement, except that:

(i)	Form of Joinder Agreement: Annex I to the Existing Security Agreement is hereby amended and modified in its entirety in the form of Annex II-B hereto; and

(ii)	Form of Pledge Supplement: Annex II to the Existing Security Agreement is hereby amended and modified in its entirety in the form of Annex II-C hereto.

3.3 Existing Notes: Each of the Existing Registered Notes (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Notes attached hereto as Annex III-A and each of the Existing Bridge

4

Notes (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Notes attached hereto as Annex III-B. Any provision of the Existing Notes (excluding, for the avoidance of doubt, the schedules and exhibits thereto) which is different from that set forth in the Notes from and after the Effective Date shall be superseded in all respects by the provisions of the Notes.

3.4 Existing Warrants: Each of the Existing Bridge Warrants and the Existing JMCM Warrant (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Warrants attached hereto as Annex IV. Any provision of the Existing Bridge Warrants or the Existing JMCM Warrant (excluding, for the avoidance of doubt, in each case, the schedules and exhibits thereto) which is different from that set forth in the Warrants from and after the Effective Date shall be superseded in all respects by the provisions of the Warrants. Notwithstanding the foregoing, the amendment to the Existing JMCM Warrant is conditioned upon JMCM’s payment to the Company of $26,642.50, reflecting the additional purchase price as a result of the amendment to the exercise price set forth therein and the increase in the number of shares underlying the Existing JMCM Warrant by 213,140 Warrant Shares.

3.5 Existing Guaranty Agreement: The Existing Guaranty Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) is hereby amended and modified in its entirety as reflected in the Guaranty Agreement attached hereto as Annex V. Any provision of the Existing Guaranty Agreement (excluding, for the avoidance of doubt, the schedules and exhibits thereto) which is different from that set forth in the Guaranty Agreement from and after the Effective Date shall be superseded in all respects by the provisions of the Guaranty Agreement.

3.6 Exhibits to Reaffirmation Agreement: Exhibits E and F of the Reaffirmation Agreement are hereby replaced in their entirety with Exhibits E and F to this Agreement as of the Effective Time.

3.7 Each reference in the Purchase Agreement, each Note, each Warrant and the other Transaction Documents to: (i) “this Agreement”, “the Securities Purchase Agreement”, “the Purchase Agreement”, “the Notes”, a “Security Agreement”, an “Intellectual Property Security Agreement”, the “Warrants” or words of like import shall mean and be references to the applicable Transaction Documents as amended hereby and/or, as the context may require, the applicable Transaction Document, in each case, as amended, restated, amended and restated, supplemented or otherwise modified or replaced by this Agreement and the other Note Amendment Transaction Documents entered into in connection herewith; (ii) “Secured Party”, “Collateral Agent” and “Agent” or other similar words shall mean and be references to GLAS as Collateral Agent; it being understood and agreed that the Collateral Agent shall be the same capacity as the “Secured Party” described in any Security Document; (iii) any “Note Document” or “Transaction Document” or words of like import shall refer to this Agreement, the Purchase Agreement or each Note, Warrant, Security Document, Guaranty Agreement and/or Transaction Document, each as amended pursuant to this Agreement and the other Note Amendment Transaction Documents entered into in connection herewith, in each case, as amended, restated, amended and restated, supplemented or otherwise modified by this Agreement; (iv) “Obligations” and other words of like import shall mean and be references to the Obligations of the Note Parties under the Notes, the Guaranty Agreement and other Transaction Documents as amended, restated, amended and restated,

5

supplemented or otherwise modified by this Agreement; (v) “Note Party”, the “Note Parties” or words of like import referring to the Company and its Subsidiaries shall mean and be a reference to the Company and each of its Subsidiaries; and (vi) “Buyers”, “Holders” and other words of like import shall mean and be references to each of the Existing Holders and the Additional Holders.

4. No Novation. It is the intent of the parties hereto that the amendment and replacement of each Existing Note currently outstanding and the amendment of the terms of the existing Transaction Documents contemplated hereby constitutes neither a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Transaction Documents nor evidence of payment of all or any of such obligations and liabilities under any of the Transaction Documents and, except as expressly modified hereby, all such rights, obligations and liabilities shall continue and remain outstanding and in full force and effect.

5. Effectiveness. The amendments to the Transaction Documents set forth in Section 3 hereof shall become effective as of the Effective Date and at the Effective Time upon the satisfaction (or waiver) of each of the following conditions precedent (the time when all such conditions precedent have been waived or satisfied, the “Effective Time”):

5.1 The Collateral Agent and the Holders (or their respective counsel) shall have each received the following:

(i)	counterparts of this Agreement that, when taken together, bear the signatures of (a) the Note Parties, (b) the Holders and (c) the Collateral Agent; and

(ii)

duly executed originals, or where applicable copies or such other evidence in form and substance satisfactory to the Holders that each of the documents and certificates and other conditions precedent set forth in Exhibit A hereto shall have been duly executed, delivered, evidenced, waived and/or or otherwise satisfied.

5.2 No Note Party shall have become aware of (i) any Default or Event of Default under the Transaction Documents that has not been waived, (ii) any default or event of default or any similar event or circumstance under any material contract or material permit reasonably likely to give rise to a termination of such contract or material permit other than as set forth on Schedule 3(t) to the Purchase Agreement, (iii) any other material adverse new or inconsistent information or other matter which was not previously disclosed to the Holders that is not otherwise disclosed in the Company Disclosure Letter, or (iv) the occurrence of any event or series of events that would have or resulted in a Material Adverse Effect since November 6, 2023, except as set forth in Schedule 3(l) of the Purchase Agreement. For purpose of this Section 5.2, “material contract” shall mean a contract required to be filed as an exhibit to a filing with the Securities Exchange Commission under 29 CFR §229.601.

Each Holder, by delivering its signature page to this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement, the Purchase Agreement, the Security Agreement, each Note Amendment Transaction Document, each Transaction Document and each other document required hereunder or thereunder to be consented

6

to, approved by or acceptable or satisfactory to such Holder, unless the Company and the Collateral Agent shall have received notice from such Holder prior to the Effective Time specifying its objection thereto.

6. Fees and Expenses.

6.1 Reimbursement of High Trail Premium. To induce the Existing Holders to enter into this Agreement, the Company hereby agrees to reimburse each Existing Holder $610.614.59 (the “Premium”) in the form of Notes in the aggregate principal amount equal to the Premium, representing the additional amount such Existing Holder was required to pay High Trail in connection with the purchase of the Existing Registered Notes and the entry into the Reaffirmation Agreement and Amendment No. 2 in order to provide the covenant relief, waiver and other considerations set forth in the Reaffirmation Agreement and Amendment No. 2, together with interest accruing thereon since the November 6, 2023 payment to High Trail. The Premium shall be deemed fully earned on the Amendment No. 3 Effective Date, shall be due and payable in full on the Amendment No. 3 Effective Date and shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Transaction Documents.

6.2 Additional Fees. Within two (2) Business Days of the Effective Time, the Company shall have paid (i) all fees, charges, expenses and disbursements of the Collateral Agent in connection with the preparation, execution and delivery of this Agreement and the related Transaction Documents (including, without limitation, the fees, charges, expenses and disbursement of Seward & Kissel LLP as counsel to the Agent); and (ii) all fees, charges, expenses and disbursements of the Holders in connection with the preparation, execution and delivery of this Agreement and the related Transaction Documents (including, without limitation, the fees, charges, expenses and disbursement of Cooley LLP and Sidley Austin LLP as counsel to the Existing Holders (the “Investor Legal Expenses”)), in an amount not to exceed $375,000, in the aggregate, for such Investor Legal Expenses.

7. Representations and Warranties; Ratification of Obligations; Reaffirmation of Transaction Documents.

7.1 Each of the Note Parties (a) represents and warrants that after giving effect to (x) the consents, amendments, amendments and restatements, supplements and modifications contained herein and in the other Transaction Documents to be entered into in connection herewith and (y) the written information in the letter delivered to the Holders and the Collateral Agent concurrently with the Effective Time (the “Company Disclosure Letter”) related to representations and warranties made under Section 3 of the Purchase Agreement and incorporating by reference additional disclosures with respect to matters described in schedules to the Purchase Agreement (i) each of the representations and warranties set forth in the Purchase Agreement and in each other Transaction Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition

7

has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect and (b) hereby expressly (i) confirms its Obligations under each Transaction Document, in each case as amended, restated, supplemented or modified immediately after giving effect to this Agreement; (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Notes, the Purchase Agreement, the Security Agreement and the other Transaction Documents are entitled to the benefits of the pledges set forth in the Transaction Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement); and (iii) confirms that its Obligations under the Notes, the Purchase Agreement, the Security Agreement and the other Transaction Documents immediately after giving effect to this Agreement constitute Obligations.

7.2 Except for any items eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17) or as required or necessary in connection with their business as historically and presently conducted, the Note Parties do not produce, design, test, manufacture, fabricate or develop any ‘critical technologies’ as that term is defined at 31 C.F.R. Part 800.215. For any product that is eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17), each of the Note Parties have complied with all Bureau of Industry Security submission requirements to perfect such exception.

7.3 With respect to each Government Contract (as defined below) to which the Company or any of its Subsidiaries is currently a party or has received final payment within three years prior to the date hereof and to each Government Bid (as defined below) and except as disclosed in Schedule 3(yy) of the Purchase Agreement: (i) the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all material terms and conditions of each Government Contract and Government Bid, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments, regulations and applicable laws, including without limitation the Truth in Negotiations Act, the Federal Acquisition Regulation, and the Cost Accounting Standards, as applicable; (ii) the Company and each of its Subsidiaries has complied in all material respects with all material requirements of statute, rule, regulation, order or agreements with the U.S. Government pertaining to, and as applicable, such Government Contract or Government Bid; and (iii) neither the U.S. Government, nor any prime contractor, subcontractor or other person has notified the Company or any of its Subsidiaries, in writing, that the Company or any of its Subsidiaries has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) to the knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Entity for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any such Government Contract. For purposes of this Agreement, “Government Bid” means any offer made by the Company or any of its affiliates (including its Subsidiaries), which, if accepted, would result in a Government Contract; and “Government Contract” means any contract, including any arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement of any kind, between the Company or any of its subsidiaries on the one hand, and (A) the United States Government, (B) any prime contractor to the U.S. Government in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract described in clause (A) or clause (B) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

8

7.4 The Note Parties and their respective directors, officers, and, to the knowledge of the Company employees have for the past five years (or in the case of Apollo Fusion, LLC have since July 1, 2021) conducted their activities in compliance with applicable laws and regulations pertaining to export controls and trade and economic sanctions, including, without limitation, the International Traffic in Arms Regulations, administered by the United States Department of State’s Directorate of Defense Trade Controls, the Export Administration Regulations, administered by the U.S. Department of Commerce’s Bureau of Industry and Security, and the various sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (collectively, “Trade Controls”). None of the Note Parties or their respective directors, officers, or, to the knowledge of the Company, employees: (1) is located, resident, or organized under the laws of a country or territory that is the target of comprehensive Trade Controls restrictions; or (2) is designated on an applicable Governmental Entity list of prohibited or restricted persons, or owned or controlled by such a listed person. Without limiting the foregoing, the Company has obtained all export licenses and other approvals, and met all registration and reporting obligations as may be required pursuant to Trade Controls, and the Company is in compliance with the terms and conditions thereof. No Note Party or their respective directors, officers, or employees is or has been the subject or target of any charges, proceedings or investigations by any Governmental Entity with respect to Trade Controls. Except as set forth on Schedule 3(zz) of the Purchase Agreement, the Company has not, in the past five (5) years, made any mandatory or voluntary disclosure with respect to a possible violation of Trade Controls to any Governmental Entity. The Company maintains policies and procedures reasonably designed to achieve compliance with applicable Trade Controls. For purposes of this Section 7.4 and as the phrase is used elsewhere this Agreement, “knowledge of the Company” has the meaning ascribed to it in Section 3(e) of the Purchase Agreement.

7.5 FCC Licenses.

(i)

As of the Effective Date, Schedule 3(aaa)(i) of the Purchase Agreement lists all FCC Licenses, and the Company or its Subsidiary, as applicable, that is the licensee or applicant of each FCC License. For purposes of this Agreement, “FCC” shall mean the Federal Communications Commission or any Governmental Entity succeeding to the Federal Communications Commission; “FCC Licenses” shall mean the licenses, permits, authorizations or certificates to construct, own or operate or promote the business of the Company or its Subsidiaries granted by the FCC; all extensions, additions and renewals thereto or thereof; and any applications pending before the FCC.

(ii)

Except as set forth on Schedule 3(aaa)(ii) of the Purchase Agreement or as otherwise would not result in a Material Adverse Effect, the operation of the business of the Company or its Subsidiaries complies with the Communications Act of 1934, as amended, and the rules, orders regulations and other applicable requirements of the FCC.

9

(iii)

All FCC Licenses are held in the name of the Company or one of its Subsidiaries. The FCC Licenses that have been issued are in full force and effect. The Company has all FCC Licenses that are necessary to permit the Company and its Subsidiaries to carry on their business in all material respects as currently conducted. Except as set forth on Schedule 3(aaa)(iii), there are no proceedings or complaints pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries with respect to any FCC License.

7.6 Each of the Holders represents and warrants that after giving effect to the consents, amendments, amendments and restatements, supplements and modifications contained herein and in the other Transaction Documents to be entered into in connection herewith each of the representations and warranties set forth in Purchase Agreement and in each other Transaction Document are true and correct in all material respects on and as of the Effective Date, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects.

7.7 Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby), and such Obligations shall continue to be entitled to the benefits of the grant of collateral security set forth in the Security Documents, as amended, restated, supplemented or modified hereby.

8. Post-Effective Time Obligations. Each of the undersigned Note Parties shall comply with each of the additional covenants set forth below and at the request of the Required Holders and at such Note Party’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement:

(i)

The Note Parties shall deliver, or cause to be delivered, to the Collateral Agent and/or the Holders, or otherwise complete to the Required Holders’ satisfaction each of the items set forth Exhibit F on or before the date specified on Exhibit F (each such date as may be extended by the Required Holders in writing (including via email)).

Unless previously waived or consented to by the Required Holders, any failure to timely and fully comply with the matters set forth in clause (i) above shall be an immediate Event of Default for all purposes under the Notes and other Transaction Documents.

9. Release. In consideration of the foregoing amendments, the Note Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Note Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Collateral Agent and the Holders, and their respective affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Collateral Agent, any Holders or any of their affiliates would be liable if such persons or entities were found to be liable to the

10

Note Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the other Note Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Note Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Note Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Note Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waive the benefit of any such provision (including, without limitation, Section 1542 of the Civil Code of California and each other similar provision of applicable state or federal law (including the laws of the State of Delaware)), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto. Each Note Party acknowledges and agrees that the forgoing waivers were bargained for separately.

10. No Actions, Claims, Etc. Each Note Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Holder or the Collateral Agent, in any case, arising from any action or failure of any Holder, the Collateral Agent or any other Released Party to act under this Agreement, any Existing Note, any other Existing Transaction Document, Note or any other Transaction Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Holder, the Collateral Agent or any other Released Party under this Agreement or any other Transaction Document. Each Note Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to such Note Party, except the obligations required to be performed by a Holder, the Collateral Agent or their affiliates, agents or other Released Parties under the Transaction Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether

11

arising at law or in equity, whether known or unknown, which such Note Party might otherwise have against any Released Party in connection with this Agreement or the other Transaction Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

11. Costs and Expenses; Relationship Among Parties; No Fiduciary Duty; Independent Due Diligence and Decision Making. The Note Parties shall promptly pay all invoiced fees, costs and expenses of the Holders and the Collateral Agent incurred in connection with this Agreement and in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the Purchase Agreement, the Notes and the other Transaction Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Holders and the Collateral Agent and the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered). Notwithstanding anything contained in this Agreement, the Purchase Agreement, the Notes or other Transaction Documents to the contrary, neither the Collateral Agent nor any Holder has assumed, nor shall it be deemed to have assumed, any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any other secured party other than as expressly set forth herein or in any other Transaction Document. Each of the Note Parties acknowledges that before execution and delivery of this Agreement, neither the Collateral Agent nor any Holder has any obligation to negotiate with any Holder or the Collateral Agent or any other person or entity concerning anything contained in this Agreement. Each Note Party agrees that neither the Collateral Agent’s nor any Holder’s execution of this Agreement creates any such obligation and that each such Person has made its own decisions regarding all operations and its incurrence and payment of all third-party debt and all other payments. Each Holder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Note Parties and their Subsidiaries. Notwithstanding anything herein to the contrary, (a) the duties and obligations of the parties under this Agreement shall be several, not joint; (b) no party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (c) no prior history, pattern, or practice of sharing confidences among or between the parties shall in any way affect or negate this Agreement; (d) the parties hereto acknowledge that this agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; and (e) none of the parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Note Parties other creditors or stakeholders, including as a result of this Agreement or the transactions contemplated here.

12. Reference to and Effect on the Transaction Documents. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Collateral Agent under any Transaction Document, nor constitute a waiver or novation of any provision of any of the Transaction Documents. The execution, delivery and effectiveness of this

12

Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Transaction Document or of any right, power or remedy of any Holder or the Collateral Agent under any Transaction Document, nor, except as expressly provided herein, constitute a waiver or novation of any provision of any of the Transaction Documents. The parties hereto hereby expressly acknowledge and agree that this Agreement is, and shall be deemed to constitute, a “Transaction Document” for all purposes of the Purchase Agreement, the Notes and the other Transaction Documents.

13. Incorporation of Terms. The provisions of Section 9(a) (Governing Law; Jurisdiction; Jury Trial.) through Section 9(c) (Headings; Gender; Interpretation.), Section 9(e) (Entire Agreement; Amendments.), Section 9(g) (Successors and Assigns) through Section 9(j) (Further Assurances) of the Note shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement. The provisions of Section 6.12 (Collateral Agent.) of the Security Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

14. Notices. Any notice or request under this Agreement shall be given to each undersigned Note Party, Holder and Collateral Agent at such party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under Section 9(f) of the Note at the notice address of the parties set forth on Exhibit E.

15. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement or the Purchase Agreement, including a written approval by the Company or the Holder, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

16. Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement, as applicable.

17. Direction to Collateral Agent.

17.1 By executing this Agreement, acting hereunder and receiving documents hereunder, the Collateral Agent shall be entitled to the rights, benefits, protections, indemnities and immunities afforded to it under the Security Agreement and the other Transaction Documents. By their signatures hereto, each of the Holders (constituting all Holders of Notes as of the date hereof) (x) confirm that they have received each of the documents required hereunder and the conditions to the effectiveness of this Agreement have been satisfied or waived, (y) hereby direct the Collateral Agent to execute and deliver this Agreement and the other Transaction Documents to which it is a party and (z) acknowledge and agree that (A) the direction in clause (y) of this Section 17 constitutes a direction from the Holders under the provisions of Section 6.12 of the Security Agreement and (B) Section 6.12 of the Security Agreement shall apply to any and all actions taken by the Collateral Agent in accordance with such direction.

13

17.2 Each Holder of Notes, by its acceptance thereof, hereby (i) consents and agrees to the terms of the Security Documents and Transaction Document (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Agent to enter into any Security Documents and Note Amendment Transaction Documents on such Holder’s and Collateral Agent’s behalf), in each case, as the same may be in effect or may be amended or otherwise modified from time to time in accordance with their terms and this Agreement, the Purchase Agreement and the Notes, (ii) authorizes and appoints the Collateral Agent, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Note Amendment Transaction Documents and to perform its obligations and exercise its rights thereunder in accordance therewith (iii) reaffirms, acknowledges and agrees that pursuant to this Agreement (by virtue of Section 6.12 of the Security Agreement being incorporated herein by reference): (A), each Holder (and each of its assignees and transferees) shall be deemed to be a party to the Security Agreement as if it were directly a signatory thereto and agrees to all of the terms of the Security Agreement (including, without limitation, the rights, protections, immunities and indemnities of the Collateral Agent therein, including in Section 6.12 of the Security Agreement) and (B) in connection with any transfer of a Note, each Holder shall cause any Person to whom it transfers such Note to agree that such transferee shall be deemed to be a party to the Security Agreement as if it were directly a signatory thereto and agrees to all of the terms of the Security Agreement. The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Collateral Agent set forth in this Agreement, the Security Agreement and the other Transaction Documents, including but not limited to the right to be compensated, reimbursed and indemnified under Section 6.12 of the Security Agreement, in the acceptance, execution, delivery and performance of its role as collateral agent hereunder and under the Transaction Documents as though fully set forth herein and therein.

18. Acknowledgment of Existing Note Balances and Outstanding Warrants. By the execution and delivery of this Agreement each Note Party acknowledges and agrees that, as of the date of this Agreement immediately after the Effective Time and the capitalization of the accrued and unpaid interest and the Premium, the principal balance and accrued and unpaid interest, if any, owed to each Existing Holder pursuant to the Notes is as set forth on Schedule 2 and the outstanding Warrants owned by each Existing Holder is as set forth on Schedule 2.

[Remainder of the page left intentionally blank. Signature pages to follow.]

14

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

AGENT:

GLAS AMERICAS LLC, in its capacity as Collateral Agent

By:	/s/ Katie Fischer
Name: Katie Fischer
Title: Vice President

[Signature Page to Omnibus Amendment No. 3 Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

HOLDERS:

JMCM HOLDINGS LLC

By:	/s/ Baldo Fodera
Name: Baldo Fodera
Title: Manager

SHERPAVENTURES FUND II, LP
By: SherpaVentures Fund II GP, LLC, Its
General Partner

By:	/s/ Brian Yee
Name: Brian Yee
Title: Partner

[Signature Page to Omnibus Amendment No. 3 Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

NOTE PARTIES:

ASTRA SPACE, INC.

By:	/s/ Axel Martinez

Name:	Axel Martinez
Title:	Chief Financial Officer

By:	/s/ Martin Attiq

Name:	Martin Attiq
Title:	Chief Business Officer

ASTRA SPACE OPERATIONS, LLC

By:	/s/ Axel Martinez

Name:	Axel Martinez
Title:	Chief Financial Officer

APOLLO FUSION, LLC

By:	/s/ Axel Martinez

Name:	Axel Martinez
Title:	Chief Financial Officer

INDIGO SPACE, LLC

By:	/s/ Axel Martinez

Name:	Axel Martinez
Title:	Chief Financial Officer

[Signature Page to Omnibus Amendment No. 3 Agreement]

ASTRA SPACE PLATFORM HOLDINGS LLC

By:	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

By:	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA EARTH OPERATIONS LLC

By:	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

By:	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Axel Martinez
Name: Axel Martinez
Title: Chief Financial Officer

[Signature Page to Omnibus Amendment No. 3 Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

2023 ADDITIONAL HOLDERS:

ADAM P. LONDON

/s/ Adam P. London
Adam P. London

CHRIS KEMP LIVING TRUST, DATED FEBRUARY 10, 2021

By:	/s/ Chris C. Kemp

Name: Chris C. Kemp
Title: Trustee

[Signature Page to Omnibus Amendment No. 3 Agreement]

Annex I-A

Amendments to Existing Purchase Agreement

(See attached)

ANNEX I-A

Conformed to include Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023

Conformed to include Omnibus Amendment No. 3 Agreement, dated as of November 21, 2023

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT ~~(the “Agreement”)~~, dated as of August 4, 2023 (as amended by the Reaffirmation Agreement (as defined below) and the Omnibus Amendment No. 3 Agreement on November 21, 2023 (“ Amendment No. 3 ” and the effective date thereof, the “Amendment No. 3 Effective Date ”) and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement” ), is by and among Astra Space, Inc., a Delaware corporation with offices located at 1900 Skyhawk Street, Alameda, CA 94501 (the “Company”), Astra Space Operations, LLC, a Delaware limited liability company , Apollo Fusion, LLC , a Delaware limited liability company , Indigo Space, LLC , a Delaware limited liability company , Astra Space Platform Holdings LL C, a Delaware limited liability company , Astra Space Platform Services LL C, a Delaware limited liability company , Astra Earth Operations LLC , a Delaware limited liability company , Astra Spacecraft Engines, Inc., a Delaware corporation, Astra Space Technologies Holdings, Inc., a Delaware corporation (the foregoing, together with the Company and each other Subsidiary of the Company from time to time, collectively , the “Note Parties ” and each a “Note Party ”) , and each of the investors listed on the Schedule of Buyers attached hereto (together with their successors and assigns, individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A.    The Company ~~has~~ authorized ~~a new~~and issued a series of Senior Secured Notes ~~in the form attached hereto as~~ Exhibit A ~~(the “~~on August 4, 2023 (the “Existing Registered Notes”).

B.    The Company ~~has~~ also authorized ~~the issuance of Warrants~~and issued a Warrant to purchase the Company’s Class A Common Stock, par value $0.0001 per share (together with any capital stock into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock, the “Class A Common Stock”) ~~in the form attached hereto as~~ Exhibit B ~~(the “Warrants”) (such underlying shares of Class A Common Stock issuable upon exercise of a Warrant, collectively, the “Underlying Shares~~on August 4, 2023 (the “Existing Registered Warrant”).

C.    JMCM Holdings LLC (“JMCM”) and SherpaVentures Fund II, LP (“ACME” and together with JMCM, the “Existing Holders” ) purchased the Existing Registered Notes and the Existing Registered Warrant from High Trail I nvestments ON, LLC (the “Original Buyer ”) under and pursuant to the terms of that certain Securities Purchase and Sale Agreement, dated as of November 6, 2023, by and among the Original Buyer and the Existing Holders.

D.    The Note Parties entered into that certain Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023 (the “Reaffirmation Agreement ”), by and among the Existing Holders, the Note Parties and GL AS AMERI CAS LLC (“ GLAS ”) as Collateral Agent (in such capacity, together with its successors and assigns in such capacity, the

“Collateral Agent ”), providing for (i) the amendment of certain Transaction Documents (as defined below), as specified therein, (ii) the appointment of GL AS as Collateral Agent for the purposes of the Transaction Documents, (iii) the issuance of secured bridge notes by the Note Parties to the Existing Holders (as amended by the Limited Consent and Waiver and Omnibus Amendment No. 2 Agreement on November 17, 2023 (“ Amendment No. 2 ”), the “Existing Bridge Notes” ), (iv) the issuance of warrants by the Company to purchase Class A Common Stock to the Existing Holders (the “Existing Bridge Warrants” ), (v) the entry into that certain Guaranty Agreement, dated as of November 6, 2023, by the Note Parties for the benefit of the Collateral Agent on behalf of itself and the Existing Holders (as amended by Amendment No. 3, the “Guaranty Agreement”) and (v) certain other items as specified therein.

E.     The Note Parties have requested and the Existing Holders have agreed to (i) amend the Existing Registered Notes and the Existing Bridge Notes and any other Subsequently Purchased Notes (as defined below) to be in the form attached as Annex I -C to Amendment No. 3 (such notes in such form, the “Notes ”), which such Notes shall under certain circumstances entitle the Buy ers to receive shares of Class A Common Stock (such underly ing shares of Class A Common Stock issuable pursuant to the terms of the Notes, the “Note Shares” ) and (ii) amend the Existing Bridge Warrants and any other Subsequently Purchased Warrants (as defined below) to be in the form attached as Annex I-D to Amendment No. 3 (the “Warrants” ), which such Warrants shall be exercisable for shares of Class A Common Stock (such underly ing shares of Class A Common Stock issuable pursuant to the terms of the Warrants, the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”).

~~C~~F.    Each Buyer wishes to purchase, and the ~~Company wishes~~Note Parties wish to sell, upon the terms and conditions stated in this Agreement~~, (i) the aggregate principal amount of Initial Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii)~~  and Amendment No. 3, (i) up to the aggregate principal amount of Subsequently Purchased Notes (as defined below) set forth opposite such Buyer’s name in column (~~7~~8) on the Schedule of Buyers.

and (ii) up to the aggregate amount of Subsequently Purchased ~~D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the Initial Purchased Warrants exercisable for the aggregate number of Underlying Shares~~Warrants set forth opposite such Buyer’s name in column (~~5~~10 ) on the Schedule of Buyers ~~and (ii) the Subsequently Purchased Warrants which shall be exercisable for the aggregate number of Underlying Shares that shall be determined on each applicable Subsequent Closing Date in accordance with the terms of this Agreement~~.

~~E.    At the Initial Closing (as defined below), the parties hereto shall execute and deliver the Security Agreements, in the form attached hereto as~~ Exhibit C ~~(the “Security Agreements”), pursuant to which the Company has agreed to grant a first priority security interest to the Collateral Agent (as defined in the Security Agreements), as collateral agent for the holders of the Notes in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries.~~

~~F~~G.    The Notes, Warrants and Underlying Shares are collectively referred to herein as the “Securities.”

~~G.    The Company and each Buyer is executing and delivering this Agreement with respect to the Initial Purchased Securities (as defined below) in reliance upon the effective registration statement on Form S-3 (Commission File No. 333-271589) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), for the registration of the Initial Purchased Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act, and the prospectus supplement (the “Prospectus Supplement”) complying with Rule 424(b) of the 1933 Act that is delivered by the Company to each Buyer in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the SEC. The Company and each Buyer is executing and delivering this Agreement with respect to the Subsequently Purchased Securities (as defined below) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.~~

H.     The Note Parties have authorized the issuance of the Securities.

I.     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Notes or as the context may require, the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ~~the Company~~each Note Party and each Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF PURCHASED SECURITIES.

(a)    Purchase of Initial Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a), as applicable, the Company ~~shall issue and sell to each~~issued and sold to the Original Buyer, and ~~each~~the Original Buyer ~~severally, but not jointly, agrees~~agreed to purchase from the Company on the Initial Closing Date (as defined below) the ~~following Securities~~Existing Registered Notes and the Existing Registered Warrant (collectively, the “Initial Purchased Securities”)~~:~~.

~~(i)    the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Initial Purchased Notes”); and~~

~~(ii)    a Warrant exercisable for the aggregate number of Underlying Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Initial Purchased Warrants”).~~

(b)    Initial Closing. The closing (the “Initial Closing”) of the purchase of the Initial Purchased Securities by the ~~Buyers shall occur~~Original Buy er occurred by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Initial Closing (the “Initial Closing Date”) ~~shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Initial Closing set forth in Sections 6 and 7(a) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer)~~was August 4, 2023. As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.

(c)    Initial Securities Purchase Price. The aggregate purchase price for the Initial Purchased Securities ~~to be~~ purchased by each Buyer at the Initial Closing (the “Initial Securities Purchase Price”) ~~shall be~~was the sum of the amounts set forth opposite ~~such~~the Original Buyer’s name in column (4) and column (6) on the Schedule of Buyers effective on the Initial Closing Date (the “Original Schedule of Buyers”).

(d)    Form of Payment for Initial Purchased Securities. On the Initial Closing Date, (i)  ~~each~~the Original Buyer ~~shall pay~~paid its ~~respective~~ Initial Securities Purchase Price to the Company for the Initial Purchased Securities to be issued and sold to ~~such~~the Original Buyer at the Initial Closing Date (net of expenses payable pursuant to Section 4(g)), by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (as defined below) with respect to the Initial Purchased Securities and (ii) the Company ~~shall~~:

(i)    ~~deliver to each~~delivered to the Original Buyer the aggregate principal amount of the ~~Initial Purchased~~Existing Registered Notes as is set forth opposite ~~such~~the Original Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee; and

(ii)    ~~deliver to each~~delivered to the Original Buyer the ~~Initial Purchased Warrants~~Existing Registered Warrant exercisable for the aggregate number of ~~Underlying~~Warrant Shares as is set forth opposite ~~such~~the Original Buyer’s name in column (5) on the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(e)    Purchase of ~~Company-Elected~~Investor-Elected Subsequently Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b), as applicable, for ~~up to two~~one or more Subsequent Closings (as defined below), the ~~Company~~Bu yer s may deliver to the ~~Buyers~~Company a written notice setting forth a principal amount of additional Notes~~, in increments of either three million seven hundred fifty thousand dollars ($3,750,000) or seven million five hundred thousand dollars ($7,500,000)~~ (the “Subsequently Purchased Notes”), that the Buy ers are electing to purchase from the Company ~~desires to issue and sell to the Buyers~~ at such Subsequent Closing~~, and certifying that the Funding Conditions are satisfied~~ (a “Subsequently Purchased Securities Notice”), and the ~~Company~~Note Parties shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the ~~Company~~Note Parties at such Subsequent Closing, (i) the aggregate principal amount of Subsequently Purchased Notes as is set forth on such Subsequently Purchased Securities Notice, provided that the maximum aggregate principal amount of Subsequently Purchased Notes issued pursuant to this Agreement to any Buyer shall not exceed the aggregate principal amounts as is set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers; and (ii) a Warrant exercisable for the aggregate number of ~~Underlying Shares (the “Subsequent Underlying Shares”)~~Warrant Shares equal to ~~sixty~~thirty five percent (~~65~~35%) of the aggregate principal amount of the Subsequently Purchased Notes issued pursuant to such Subsequently Purchased Securities Notice divided by ~~the Market Stock Price (as defined in the Notes) on the date the applicable Subsequently Purchased Securities Notice is delivered to the Buyers~~$0.808 (the “Subsequently Purchased Warrants” and, together with the Subsequently Purchased Notes, the “Subsequently Purchased Securities” and, together with the Initial Purchased Securities, the “Purchased Securities”).

(f)    Subsequent Closings. The closing (each a “Subsequent Closing” and together with the Initial Closing, each a “Closing”) of the purchase of Subsequently Purchased Securities by the Buyers pursuant to a Subsequently Purchased Securities Notice shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of a Subsequent Closing (each a “Subsequent Closing Date” and together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer); provided that in no event will any Subsequent Closing occur after the date that is ~~one (1) year from the Initial Closing Date; provided further that the Company may not deliver the first Subsequently Purchased Securities Notice earlier than two (2) Trading Days following the Company’s public announcement of its earnings through the furnishing of a Form 8-K with the SEC for the fiscal year ended December 31, 2023.~~ sixty (60) da ys from the Amendment No. 3 Effective Date (or such later date as the Required Holders may agree in writing (including, for the avoidance of doubt, via e-mail) in their sole discretion). Notwithstanding any thing herein to the contrary the aggregate Stated Principal Amount (as defined in the Notes) of Notes issued pursuant to this Agreement and the other Transaction Documents shall not exceed $25,000,000 (or such greater amount as the Required Holders may agree in writing (including, for the avoidance of doubt, via e-mail) in their sole discretion), plus accrued interest and fees capitalized thereto, without the consent of the Required Holders.

(g)    Securities Purchase Price. The aggregate purchase price for any issuance of Subsequently Purchased Securities to be purchased by each Buyer at any Subsequent Closing (the “Subsequent Securities Purchase Price”) shall be ~~ninety-seven~~one hundred percent (~~97~~100%) of the aggregate principal amount of Subsequently Purchased Notes set forth on the Subsequently Purchased Securities Notice, plus $0.125 per Warrant Share for the aggregate number of Subsequently Purchased Warrants set forth on the Subsequently Purchased Securities Notice, and allocated among the Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder, but in no event will the aggregate purchase price for all issuances of Subsequently Purchased Securities exceed the amount set forth opposite such Buyer’s name in column (10) on the Schedule of Buyers.

(h)    Form of Payment for Subsequently Purchased Securities. On each Subsequent Closing Date, (i) each Buyer shall pay its respective purchase price to the Company for the Subsequently Purchased Securities to be issued and sold to such Buyer at the Subsequent Closing Date (net of expenses payable pursuant to Section 4(g)) pursuant to the applicable Subsequently Purchased Securities Notice, by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to such Subsequently Purchased Securities and (ii) the Company shall deliver to each Buyer the aggregate principal amount of Subsequently Purchased Notes and the Subsequently Purchased Warrants pursuant to the applicable Subsequently Purchased Securities Notice, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.

(i)    Purchase Price Allocation. Each Buyer and the Company agree that (i) the Subsequently Purchased Notes and the ~~Warrant~~Subsequently Purchased Warrants (other than the Existing Bridge Notes and the Existing Bridge Warrants) shall constitute an “investment unit” for purposes of Section 1273(c)(2) of the ~~Code. The Buyers and the Company mutually agree that~~Internal Revenue Code of 1986, as amended (the “Code ”), (ii) the allocation of the issue price of ~~such~~an investment unit between the Subsequently Purchased Notes and the Subsequently Purchased Warrants (other than the Existing Bridge Notes and the Existing Bridge Warrants) in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be ~~as set forth on the Schedule of Buyers, and~~reasonably agreed upon by the Buy ers and the Company at or prior to the applicable Subsequent Closing, and (iv) neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes, except as may be otherwise required by generally accepted accounting principles (“GAAP ~~(as defined below~~”).

(j)     Subsequent Purchase.

(i)    On November 6, 2023, (i) the Note Parties issued and sold to JMCM, and JMCM purchased from the Note Parties on November 6, 2023, $2,551,547.00 aggregate principal amount of Subsequently Purchased Notes and Subsequently Purchased Warrants exercisable for 1,105,249 Warrant Shares, and (ii) the Note Parties issued and sold to ACME, and ACME purchased from the Note Parties on November 6, 2023, $500,000.00 aggregate principal amount of Subsequently Purchased Notes and Subsequently Purchased Warrants exercisable for 216,584 Warrant Shares.

(ii)     On November 6, 2023, the Company issued Warrants exercisable for 1,996,184 Warrant Shares to JMCM and issued Warrants exercisable for 1,996,184 Warrant Shares to ACME, in each case, in connection with the execution of the Reaffirmation Agreement and the purchase of the Initial Purchased Securities from the Original Buyer.

(iii)    On November 13, 2023, the Note Parties issued and sold to JMCM, and JMCM purchased from the Note Parties, $2,500,000 aggregate principal amount of Subsequently Purchased Notes and Subsequently Purchased Warrants exercisable for 869,781 Warrant Shares.

(k)     Pari Passu Treatment of Notes; Control by Required Holders. Each holder of Notes, by its acceptance thereof, consents and agrees to the following terms (which are deemed incorporated into the Security Agreement mutatis mutandis):

(i)     The Notes shall be pari passu in right of payment with respect to each other.

(ii)    All payments to each holder of a Note shall be made pro rata among the holders of Notes based upon the aggregate unpaid principal amount of the Notes outstanding immediately prior to any such payment.

(iii)     No Note Party shall make, and no holder of any Note shall accept, any payment except as shall be shared ratably between the holders so as to maintain as near as possible the amount of the debt owing under the Notes pro rata according to the holders’ respective proportionate interests in the amount of debt owed as of the date immediately prior to such payment or payments.

(iv)     If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders of Notes, then the holder receiving such payment in excess of its pro rata share shall distribute to each of the other holders an amount sufficient to cause all holders to receive their respective pro rata shares of any payment of principal, interest or other amount with respect to the Notes.

(v)    No one or more of such holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Agreement or any other Transaction Document to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Agreement or the Transaction Document, except in the manner therein provided and for the equal and ratable benefit of all such holders.

(vi)     The Required Holders (which, for the avoidance of doubt, shall be determined pursuant to Section 6.12(k) of the Security Agreement) may direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or of exercising any trust or power conferred on the Collateral Agent with respect to the Notes and other Transaction Documents.

(vii)     No holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Notes or the other Transaction Documents directly against the Company or any other Note Party (without the Collateral Agent), or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless: (1) such holder has previously given written notice to the Collateral Agent of a continuing Event of Default with respect to the Notes; (2) the Required Holders (which, for the avoidance of doubt, shall be determined pursuant to Section 6.12(k) of the Security Agreement) shall have directed the Collateral Agent in writing and offered indemnity satisfactory to the Collateral Agent to institute proceedings in respect of such Event of Default in its own name as Collateral Agent thereunder; and (3) for sixty (60) da ys after the Collateral Agent’ s receipt of such direction and indemnity has failed to institute any such proceeding.

(viii)     Notwithstanding any other provision of this Agreement or the other Transaction Document, the holder of any Note shall have the right, which is absolute and unconditional, to receive pay ment of principal, premium, if any , interest and any other fees, premiums or other amounts, if any , on such Note and to institute suit for the enforcement of any such pay ment, and such rights shall not be impaired or affected without the consent of such holder.

Notwithstanding the foregoing, for purposes of calculating the amount of any pro rata pay ment pursuant to the foregoing clauses (ii) through (iv), such pro rata calculation shall be adjusted in the case of any Amortization Pay ment or pay ment of a Fundamental Change Repurchase Price for any holder of Notes that has elected to defer such Amortization Pay ment or elected not to require the Company to repurchase all or any portion of its Note following the occurrence of a Fundamental Change.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date pursuant to which such Buy er is purchasing Subsequently Purchased Securities:

(a)    Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents ~~(as defined below)~~ to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)    No Public Sale or Distribution. Such Buyer (i) is acquiring ~~its~~any Initial Purchased Securities and any Subsequently Purchased Securities, and (ii) upon exercise of, or otherwise in accordance with, ~~its~~any Initial Purchased Securities and any Subsequently Purchased Securities will acquire the ~~Subsequent~~ Underlying Shares issuable upon conversion or exercise thereof, or otherwise in accordance therewith, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, and any Governmental Entity (as defined below) or any department or agency thereof.

(c)    Accredited Investor Status. At the time such Buyer was offered ~~the~~any Initial Purchased Securities and any Subsequently Purchased Securities, it was and, as of the date hereof, such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)    Reliance on Exemptions. Such Buyer understands that the Initial Purchased Securities and Subsequently Purchased Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire ~~the~~any Initial Purchased Securities and any Subsequently Purchased Securities.

(e)    Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents and the SEC Documents (as defined below) and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend, or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.

(f)    No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)    Transfer or Resale. Such Buyer understands that: (i) the Initial Purchased Securities and Subsequently Purchased Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by any Buyer or any other holder of such Initial Purchased Securities and Subsequently Purchased Securities unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Initial Purchased Securities and Subsequently Purchased Securities, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Initial Purchased Securities and Subsequently Purchased Securities, as applicable, can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Initial Purchased Securities and Subsequently Purchased Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Initial Purchased Securities and Subsequently Purchased Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; provided~~,~~ that, from and after the date that is six (6) months following (x) the date hereof with respect to the ~~Initial Purchased~~Existing Registered Notes and (y) each Subsequent Closing Date, as applicable, with respect to the Subsequently Purchased Notes, at the request of any Buyer, the Company shall, if the Company is then in compliance with Section 4(c) hereof, deliver to such Buyer or the Company’s transfer agent, as applicable, an opinion of counsel to the Company, at the Company’s expense and in a form reasonably acceptable to such Buyer, that (A) adequate public information with respect to the Company is then available (within the meaning of Rule 144(c)) and (B) that a sale of the Initial Purchased Securities and any Subsequently Purchased Securities may otherwise be made in accordance with the terms of Rule 144.

(h)    Validity; Enforcement. This Agreement~~, the Security Agreements and the Security Documents (as defined in the Security Agreements) have~~ has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with ~~their~~its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)    No Conflicts. The execution, delivery and performance by such Buyer of this Agreement~~, the Security Agreements and the Security Documents~~ and the consummation by such Buyer of the transactions contemplated hereby ~~and thereby~~ will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)    No Bad Actor Disqualification Event. Such Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to such Buyer or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Buyer’s securities for purposes of Rule 506(d).

3. REPRESENTATIONS	AND WARRANTIES OF THE COMPANY.

~~The Company~~Each Note Party represents and warrants to each of the Buyers that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date:

~~(a)    Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act. The Company has complied, to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the SEC. At the time the Registration Statement and the Company’s most recent Annual Report on Form 10-K for periods after December 31, 2022 was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied and will comply with in all material respects with the requirements of the 1934 Act.~~

~~(b)     Disclosure. The Prospectus Supplement when filed complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the 1933 Act, and did not, and at any Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or~~

~~necessary to make the statements therein not misleading. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at any Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of any shares of Class A Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.~~

(~~c~~a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons set forth on Exhibit 21.1 to the Company ’s Annual Report on Form 10-K for the y ear ended December 31, 2022 (the “2022 Annual Report” ) or on Schedule 3(~~c~~a), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations, or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” ~~For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.~~

(~~d~~b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each ~~Subsidiary~~Note Party has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Initial Purchased Securities and the Subsequently Purchased Securities, if any, and the reservation for issuance and the issuance of the Underlying Shares as of the Initial Closing and each Subsequent Closing), have been duly authorized by the Company’s board of directors (the “Board of Directors”) and by all necessary action on the part of the Subsidiaries , and (other than (i)) any filings as may be required by any state securities agencies, and (ii) a Listing of Additional Shares Notification with Nasdaq (as defined below) (clauses (i) and (ii) collectively, the “Required Filings”), no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company prior to the ~~Initial Closing~~Amendment No. 3 Effective Date, and each constitutes a legal, valid and binding obligation of the Company or such Subsidiary , enforceable against the Company or such Subsidiary in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the perfection certificate, the Security ~~Agreements~~Agreemen t, the Security Documents (including the Guaranty Agreement) and the ~~Irrevocable~~ Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(~~e~~c)    Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the ~~Initial Closing Date and prior to the earlier of October 2, 2023 or the Compliance Date (as defined in the Notes), the Company shall have a number of authorized but unissued shares of Class A Common Stock equal to the sum of one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants sold at the Initial Closing, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers). On and after the earlier of October 2, 2023 or the Compliance~~Amendment No. 3 Effective Date, the Company shall have a number of authorized but unissued shares of Class A Common Stock equal to the sum of (i) one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under ~~the~~all Warrants~~,~~ issued and issuable pursuant to this Agreement, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) ~~and~~, plus (ii)  ~~two~~one hundred percent (~~200~~100%) of a fraction the numerator of which shall be the then outstanding Principal Amount (as defined in the Notes) of all Notes issued and issuable pursuant to this Agreement, plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date (as defined in the Notes) , and the denominator of which shall be the ~~Market Stock Price~~applicable Conversion Price (as defined in the Notes), (collectively , the “Required Reserve Amoun t” ). The Underlying Shares (upon conversion in accordance with the Notes or upon exercise in accordance with the Warrants), will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Initial Purchased Securities and any Subsequently Purchased Securities is exempt from registration under the 1933 Act.

(~~f~~d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Guaranty Agreement and the Underlying Shares, and the reservation of Class A Common Stock for issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and the rules and regulations of The Nasdaq Capital Market (“Nasdaq”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(~~g~~e)    Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings, filings necessary to perfect the Liens granted under the Security ~~Agreements~~Documents and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Initial Closing

Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as ~~set forth on Schedule 3(g)~~otherwise disclosed in the SEC Documents, the Company is not in violation of the requirements of Nasdaq and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Class A Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing. Where used under this Agreement with respect to the Company, the term “knowledge” shall mean the actual knowledge of Chris Kemp, Martin Attiq or Axel Martinez or knowledge that would be obtained by such persons after reasonable inquiry.

(~~h~~f)    Acknowledgment Regarding Buyer’s Purchase of Securities. ~~The Company~~Each Note Party acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and ~~that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of more than 4.99% of the shares of any voting class of the Company’s Class A Common Stock. The Company further acknowledges~~ that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. ~~The Company~~Each Note Party further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary, and their respective representatives.

(~~i~~g)    No General Solicitation; No Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subsequently Purchased Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent~~, other than A.G.P/Alliance Global Partners,~~ in connection with the offer or sale of the Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss, or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.

(~~j~~h)    No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of the Initial Purchased Securities or any Subsequently Purchased Securities under the 1933~~,~~ Act, whether through integration with prior offerings or otherwise, or cause this offering of Securities to require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf has taken any action or steps that would require registration of the issuance of the Subsequently Purchased Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(~~k~~i)    Dilutive Effect. The Company understands and acknowledges that the number of Underlying Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Underlying Shares pursuant to the terms of the Notes and the Warrants in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(~~l~~j)    Application of Takeover Protections. ~~The Company~~Each Note Party and its Board of Directors have taken or will take prior to the ~~Initial Closing~~Amendment No. 3 Effective Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

(~~m~~k)    SEC Documents and Financial Statements. During the one (1) year prior to the date hereof and each Closing Date with respect to which this representation is being made, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct, and complete copies of each of the SEC Documents not available on the EDGAR system. The SEC documents, when read together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with ~~generally accepted accounting principles (“~~GAAP~~”)~~, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement or in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. ~~The~~Except as set forth on Schedule 3(k), the Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(~~n~~l)    Absence of Certain Changes. Except as set forth on Schedule 3(~~n~~l), since the date of the Company’s audited financial statements contained in the ~~Annual Report on Form 10-K for the year ended December 31, 2022 (the “~~2022 Annual Report~~”)~~, there has been no Material Adverse Effect. Since the date of the Company’s audited financial statements contained in the 2022 Annual Report, except as otherwise disclosed in the SEC Documents or as set forth on Schedule 3(~~n~~l), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

(~~o~~m) Insolvency. ~~Neither~~Except as set forth on Schedule 3(m), neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date, and after giving effect to the transactions contemplated hereby to occur on the Initial Closing Date and each Subsequent Closing Date, will not be Insolvent (as defined below). For purposes of this Section 3(~~o~~m), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(~~p~~n) Listing and Trading. Regulatory Permits. During the one (1) year prior to the date hereof and prior to each Closing Date with respect to which this representation is being made, (i) the Class A Common Stock has been listed or designated for quotation on Nasdaq, (ii) trading in the Class A Common Stock has not been suspended by the SEC or Nasdaq and (iii) except as ~~set forth on Schedule 3(p)(iii)~~otherwise disclosed in the SEC Documents, the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Class A Common Stock from Nasdaq. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(~~q~~o) Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director, officer, employee thereof, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

Neither of the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.

(~~r~~p) Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(~~s~~q) Transactions With Affiliates. Since July 1, 2021, except as set forth on Schedule 3(~~s~~q ), no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) that would be required to be disclosed as related party transaction under Item 404 of Regulation S-K promulgated under the 1934 Act or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).

(~~t~~r) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of ~~the date of this Agreement and as of the Initial Closing~~November 20, 2023, the authorized capital stock of the Company consists of (A) 400,000,000 shares of Class A Common Stock, of which, ~~217,501,756~~18,861,955 are issued and outstanding, (B) 65,000,000 shares of Class B Common Stock, of which, ~~55,539,188~~3,702,613 are issued and outstanding and no Convertible Securities (as defined below) have been issued that are exercisable or exchangeable for, or convertible into, shares of Class B Common Stock, and (C) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding.

(ii) Valid Issuance; Available Shares; Affiliates. All of the Company’s outstanding shares are duly authorized and have been validly issued and are fully paid and non-assessable. Schedule 3(~~t~~r)(ii) sets forth the number of shares of each class of common stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Initial Purchased Securities and the Subsequently Purchased Securities) as of the date hereof and as of the Initial Closing and (B) as of the date hereof and as of the Initial Closing, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding shares of Class A Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. Except as set forth on Schedule 3(~~t~~r )(ii), to the Company’s knowledge, as of the date hereof and the Initial Closing Date, no Person owns 10% or more of the Company’s issued and outstanding shares of Class A Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Class A Common Stock and any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.

(iii) Existing Securities; Obligations. Except as disclosed in the SEC Documents or as set forth on Schedule 3(~~t~~r )(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options, restricted share units, performance share units, deferred share units and other stock-based awards awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(~~u~~s) Organizational Documents. The Company has furnished to the Buyers true, correct, and complete copies of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and as in effect on the date hereof and each Closing Date (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws, each in effect on the date hereof and each Closing Date (collectively, the “Bylaws” and together with the Certificate of Incorporation, the “Governance Documents”). Schedule 3(~~u~~s) sets forth the terms of all Convertible Securities that are not described in the Governance Documents or any Approved Stock Plan and the material rights of the holders thereof in respect thereto.

(~~v~~t) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or as set forth on Schedule 3(~~v~~t ), neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(~~w~~u) Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or pending or threatened by the Company or any of its Subsidiaries), the Class A Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(~~w~~u). To the knowledge of the Company, no director, officer, or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated, or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry, or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination, or award of any Governmental Entity.

(~~x~~v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(~~y~~w) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(~~z~~x) Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). ~~The~~Except as set forth on Schedule 3(x), the Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and payable and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(~~aa~~y) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, all material tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and each Closing Date. Except as set forth on Schedule 3(~~aa~~y), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due and payable, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined in the Notes).

(~~bb~~z) Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated, or been abandoned, or are expected to expire, terminate, or be abandoned, within three years from the date of this Agreement. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. ~~The~~Neither the Company ~~is not~~nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions, or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating, or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement, or discovery. ~~The~~Neither the Company ~~has not~~nor any of its Subsidiaries distributed, incorporated or otherwise used any “Open Source Code” (also known as “free software” (as defined by the Free Software Foundation) or “open source software” (as defined by the Open Source Initiative) or has ~~not~~ otherwise distributed publicly software under terms that permit modification and redistribution of such software) in a manner that would require that any of the proprietary software owned by the Company or any of its Subsidiaries or included in a Company or Subsidiary product or service: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. The Company and each of its Subsidiaries is in compliance with the terms and conditions of all licenses for free or Open Source Code.

(~~cc~~aa) Environmental Laws. Except as set forth on Schedule 3(~~cc~~aa) (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(~~dd~~bb) No Hazardous Materials~~:~~.

(A) to the Company’s knowledge, no Hazardous Materials have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) to the Company’s knowledge, no Hazardous Materials are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.

(i) To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of, or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(ii) To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(iii) Neither the Company nor its Subsidiaries is subject to any pending claim or proceeding or, to the Company and its Subsidiaries’ knowledge, threatened claim or proceeding to any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(~~ee~~cc) Tax Status. ~~The~~Except as set forth on Schedule 3(cc), the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.

(~~ff~~dd) Internal Accounting and Disclosure Controls. Except as set forth on Schedule 3(~~ff~~dd), the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Company’s 2022 Annual Report, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(~~gg~~ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(~~hh~~ff) Investment Company Status. ~~The Company~~No Note Party is ~~not~~, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will ~~not~~ be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(~~ii~~gg) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents and, if applicable pursuant to Section 4(i)(i) hereof, each Subsequently Purchased Securities Notice in a Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Class A Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Class A Common Stock as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Class A Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may have engaged and may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Class A Common Stock) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Underlying Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Class A Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants, or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(~~jj~~hh) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) except as set forth on Schedule 3(~~ii~~hh)(iv), paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(~~kk~~ii) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the ~~Internal Revenue~~ Code ~~of 1986, as amended (the “Code”)~~, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(~~ll~~jj) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Underlying Shares pursuant to the Notes and the Warrants, as applicable, in a name other than that of the Buyer of such Notes and Warrants, as applicable, and the Company shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(~~mm~~kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(~~nn~~ll) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(~~oo~~mm) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.

(~~pp~~nn) Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).

(~~qq~~oo) Management. Except as set forth on Schedule 3(~~pp~~oo), during the past five year period, no Person that is currently or was an executive officer or director of the Company after June 30, 2021, to the knowledge of the Company, has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended, or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended, or vacated.

(~~rr~~pp) Stock Option Plans. Since June 30, 2021, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Class A Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(~~ss~~qq) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical, and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data~~,~~” (as defined below) used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages, or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation, or modification.

(~~tt~~rr) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(~~uu~~ss) No Disqualification Event. With respect to Subsequently Purchased Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(~~vv~~tt) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(~~ww~~uu) Margin Stock. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes or the Warrants as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(~~xx~~vv) Disclosure. ~~The~~Except as set forth on Schedule 3(vv), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

~~(yy) The Company has access to an ATM Sales Program and/or an Equity Line of Credit (as defined in the Notes) as of the date hereof and each Subsequent Closing Date with respect to which this representation is being made, and such ATM Sales Program and/or Equity Line of Credit has available aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000)~~.

(~~zz~~ww) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(xx) Critical Technologies. Except for any items eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17) or as required or necessary in connection with their business as historically and presently conducted, the Note Parties do not produce, design, test, manufacture, fabricate or develop any ‘critical technologies’ as that term is defined at 31 C.F.R. Part 800.215 (each a “Critical Technology”). For any product that is eligible for license exception ENC of the Export Administration Regulations (15 CFR Part 740.17), each of the Note Parties have complied with all Bureau of Industry Security submission requirements to perfect such exception

(yy) Federal Acquisition Regulation. With respect to each Government Contract (as defined below) to which the Company or any of its Subsidiaries is currently a party, or for which the Company or any of its Subsidiaries has received final payment within three years prior to the date hereof, and to each Government Bid (as defined below) and except as disclosed in Schedule 3(yy): (i) the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all material terms and conditions of each Government Contract and Government Bid, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments, regulations and applicable laws, including without limitation the Truthful Cost or Pricing Data Act, the Federal Acquisition Regulation (“FAR”), and the Cost Accounting Standards, as applicable; (ii) all representations, certifications, and disclosures made, acknowledged, or set forth in or pertaining to a Government Contract or Government Bid by or on behalf of the Company or any of its Subsidiaries, were current, accurate, and complete as of their effective date and the Company and each of its Subsidiaries has complied in all material respects with representations and certifications and with all material requirements of statute, rule, regulation, order or agreements with the U.S. Government pertaining to, and as applicable, such Government Contract or Government Bid; (iii) neither the U.S. Government, nor any prime contractor, subcontractor or other person has notified the Company or any of its Subsidiaries, in writing, that the Company or any of its Subsidiaries has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) to the knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Entity for fraud (as such concept is defined under the state or federal laws of the United States) in connection with any such Government Contract or Government Bid. For purposes of this Agreement, “Government Bid” means any offer made by the Company or any of its affiliates (including its Subsidiaries), which, if accepted, would result in a Government Contract; and “Government Contract” means any contract, including any arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement of any kind, between the Company or any of its subsidiaries on the one hand, and (A) the United States Government, (B) any prime contractor to the U.S. Government in its capacity as a prime contractor, or (C) any subcontractor with respect to any contract described in clause (A) or clause (B) above, on the other hand. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates. The Company and its Subsidiaries, officers, directors, and employees hold all Facility Security Clearances and Personnel Security Clearances necessary to perform the Government Contracts and all such clearances are valid and in full force and effect. The Company, its Subsidiaries and employees are in compliance with all applicable requirements regarding national security and the safeguarding of classified information, including, without limitation, those set forth in 32 C.F.R. Part 117, the National Industrial Security Program Operation Manual (“NISPOM”), Intelligence Community policies and directives, and any contractual agreements, including, without limitation, the provisions of all applicable DD254s. The Company and its Subsidiaries have not received from DCSA any rating less than “satisfactory,” or any notice of noncompliance or proposed or threatened termination of any Facility Security Clearance or Personnel Security Clearances held by the Company, its Subsidiaries, or its employees.

(zz) Trade Controls. The Company, its Subsidiaries, and their respective directors, officers, and, to the knowledge of the Company, employees have for the past five years (or in the case of Apollo Fusion, LLC have since July 1, 2021) conducted their activities in compliance with applicable laws and regulations pertaining to United States export controls and trade and economic sanctions, including, without limitation, the International Traffic in Arms Regulations (“ITAR”), administered by the U.S. Department of State’s Directorate of Defense Trade Controls, the Export Administration Regulations, administered by the U.S. Department of Commerce’s Bureau of Industry and Security, and the various sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (collectively, “Trade Controls”). None of the Company, its Subsidiaries, or their respective directors, officers, or, to the knowledge of the Company, employees: (1) is located, resident, or organized under the laws of a country or territory that is the target of comprehensive Trade Controls restrictions; or (2) is designated on an applicable Governmental Entity list of prohibited or restricted persons, or owned or controlled by such a listed person. Without limiting the foregoing, the Company has obtained all export licenses and other approvals, and met all registration and reporting obligations as may be required pursuant to Trade Controls, and the Company is in compliance with the terms and conditions thereof. None of the Company, its Subsidiaries, or their respective directors, officers, or employees is or has been the subject or target of any charges, proceedings or investigations by any Governmental Entity with respect to Trade Controls. Except as set forth on Schedule 3(yy), the Company has not, in the past five (5) years, made any mandatory or voluntary disclosure with respect to a possible violation of Trade Controls to any Governmental Entity. The Company maintains policies and procedures reasonably designed to achieve compliance with applicable Trade Controls.

(aaa) FCC Licenses.

(i) As of the Amendment No. 3 Effective Date, Schedule 3(aaa)(i) lists all FCC Licenses, and the Company or its Subsidiary, as applicable, that is the licensee or applicant of each FCC License. For purposes of this Agreement, “FCC” shall mean the Federal Communications Commission or any Governmental Entity succeeding to the Federal Communications Commission; “FCC Licenses” shall mean the licenses, permits, authorizations or certificates to construct, own or operate or promote the business of the Company or its Subsidiaries granted by the FCC; all extensions, additions and renewals thereto or thereof; and any applications pending before the FCC.

(ii) Except as set forth on Schedule 3(aaa)(ii) or as otherwise would not result in a Material Adverse Effect, the operation of the business of the Company or its Subsidiaries complies with the Communications Act of 1934, as amended, and the rules, orders regulations and other applicable requirements of the FCC.

(iii) All FCC Licenses are held in the name of the Company or one of its Subsidiaries. The FCC Licenses that have been issued are in full force and effect. The Company has all FCC Licenses that are necessary to permit the Company and its Subsidiaries to carry on their businesses in all material respects as currently conducted. Except as set forth on Schedule 3(aaa)(iii), there are no proceedings or complaints pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries with respect to any FCC License.

4.	COVENANTS.

(a) ~~Best~~Commercially Reasonable Efforts. Each Buyer shall use its ~~best~~commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. ~~The Company shall~~Each Note Party shall, and shall cause each of its Subsidiaries to, use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Blue Sky. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Initial Closing and each Subsequent Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. ~~Until~~Without the prior written consent of the Required Holders, until the later of (i) the one-year anniversary of the termination of the Notes and full exercise or expiration of the Warrants and (ii) the two-year anniversary of this Agreement (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Initial Purchased Securities for working capital and general corporate purposes. The Company will use the net proceeds from the sale of any Subsequently Purchased Securities for working capital and general corporate purposes; provided that such use is as set forth in and in accordance with a Budget (as defined in the Notes) that has been approved in writing by the Required Holders in their sole discretion (an “Approved Budget”). Neither the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the sale of the Purchased Securities in any manner that would constitute a violation of Trade Controls or Anti-Corruption Laws.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Class A Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Class A Common Stock’s listing or authorization for quotation (as the case may be) on Nasdaq, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). ~~Neither~~Without the prior written consent of the Required Holders, neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Class A Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall pay for the reasonable and documented due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all consultant fees, all reasonable legal fees and disbursements of ~~Latham & Watkins LLP, counsel to the Buyers~~Cooley LLP and Sidley Austin LLP, counsels to ACME and JMCM, respectively, and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to ~~the Buyer~~such parties, may be withheld by ~~the Buyers from its Initial Securities Purchase Price and~~such parties or the affiliate Buyers of such parties from their Subsequent Securities Purchase Price at ~~the Initial Closing and~~ each Subsequent Closing, respectively~~; provided, however that the Transaction Expenses withheld for the Initial Closing will not exceed two hundred fifty-one thousand dollars ($251,000) and the Transaction Expenses withheld for each Subsequent Closing will not exceed thirty thousand dollars ($30,000)~~. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer, its affiliates, partners, members, officers, directors, agents, and representatives harmless against, any liability, loss, or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for the Securities in the name of any Person other than the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Initial Purchased Securities or any Subsequently Purchased Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a ~~pledgee~~pledge of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i)	Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. No later than ~~5:30 p.m~~5:30 p.m., New York time, on the second (2nd) Business Day after the date of this Agreement and ~~on~~within one (1) Business Day of the date of each Subsequently Purchased Securities Notice, the Company shall issue a press release (a “Press Release”) reasonably acceptable to the Buyers (it being understood that any Press Release shall be deemed reasonably acceptable to the Buyers to the extent the Buyers have been provided a copy of such Press Release at least twelve (12) hours prior to such filing deadline and the Buyers have not commented thereon within such twelve (12) hours and it being further understood that such filing deadline shall be extended to the third (3rd) Business Day to the extent the Buyers have not agreed to such Press Release at least one (1) hour prior to such filing deadline) disclosing all the material terms of the transactions contemplated by the Transaction Documents; provided that the issuance of a Press Release for a Subsequently Purchased Securities Notice shall only be required if the Company deems the terms of such Subsequently Purchased Securities Notice to be material, nonpublic information. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, or agents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers have been subject to any such obligation since the issuance of the Press Release.

(ii) Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof ~~unless prior thereto~~without indicating to such Buyer ~~shall have consented~~explicitly in writing on or prior to the ~~receipt of~~delivery thereof that such information ~~and agreed with the Company to keep such information confidential. If any~~is material, non-public information ~~is required to be provided by the~~regarding the Company and/or its Subsidiaries. In the absence of any such written indication of material, non-public information, such Buyer shall be entitled to presume that information does not constitute material, non-public information relating to the Company or any of its Subsidiaries ~~to any Buyer pursuant to the Transaction Documents, the Company shall obtain each Buyer’s prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information~~. To the extent that the Company delivers any material, non-public information to a Buyer without ~~such Buyer’s prior written consent in breach of the foregoing sentence, the~~prior and/or concurrent written notice to such Buyer that such information is material, non-public information, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby, except the Press Release; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (~~i~~A) in substantial conformity with the 8-K Filing and (~~ii~~B) as is required by applicable law and regulations (provided that in the case of clause (~~i~~A) above, each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(j) Additional Issuance of Securities.

(i) The Company agrees that for (x) the period commencing on the date hereof and ending on the date immediately following the 60th calendar day after the Initial Closing Date and (y) the period commencing on the date of each Subsequently Purchased Securities Notice and ending on the date immediately following the 45th calendar day after each Subsequent Closing Date (each such period, a “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or, except as set forth on Schedule 4(j)(i), register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Convertible Securities, any preferred stock or any purchase rights without the prior written consent of the Required Holders. Notwithstanding the foregoing, this Section 4(j)(i) shall not apply during a Restricted Period in respect of (A) the issuance of Options or Convertible Securities issued under any Approved Stock Plan, so long as the aggregate number of shares issued and issuable during such Restricted Period pursuant thereto does not exceed five percent (5%) of the Class A Common Stock issued and outstanding immediately prior to the date hereof, (B) the issuances of the Underlying Shares (C) any issuance of ~~securities under the~~ shares of Class A Common Stock under the Sales Agreement, dated July 10, 2023, by and between the Company and Roth Capital Partners, LLC, as agent, with respect to an “at the market” offering program of Class A Common Stock (the “ATM Sales Agreement”); (D) any issuance of securities under the agreements disclosed under Schedule 4(j)(i)(D); (E) any issuances in connection with Government Funding (as defined in the Notes), (F) the issuance of solely Class A Common Stock primarily for the purpose of raising capital, (G) the issuance of Class A Common Stock and warrants in a single offering; provided that the aggregate number of shares exercisable under such warrants does not exceed fifty percent (50%) of the aggregate number of shares of Class A Common Stock otherwise being offered in such offering and that warrants issued in such transaction, shall not include any terms or provisions more favorable for the investors in such offering than those contained in the Warrants, which such determination shall be in the sole discretion of the Buyers, or (H) the issuance of securities of any Subsidiaries of the Company as consideration in acquisitions, divestitures, partnerships, licenses, collaborations or strategic transactions approved by the board of directors or a majority of the members of a committee of directors of the Company or applicable Subsidiary established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries or controlled affiliates, an operating company or an asset (including a private equity firm or venture capital fund that holds interests in operating companies or assets) in a business that is in the aerospace or space services industries or an industry that complements the business of the Company and/or its Subsidiaries and shall provide to the Company and/or its Subsidiaries additional benefits in addition to the investment of funds, but shall not include a transaction in which a Subsidiary of the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (the “Strategic Investment”). An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, or any security-based compensation plan which is approved by the Board of Directors or the compensation committee thereof and the stockholders of the Company after the date hereof, pursuant to which Class A Common Stock, options to purchase Class A Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.

(ii) So long as any Notes or Warrants remain outstanding or during any period of time when a Subsequent Closing could still potentially occur, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Class A Common Stock, other than pursuant to customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation”

rights); provided that, for avoidance of doubt, ~~neither the entry into the ATM Sales Agreement nor~~ the issuance of shares of Class A Common Stock pursuant ~~thereto~~to the ATM Sales Agreement shall not be considered a “Variable Rate Transaction.”

(iii) So long as any Notes or Warrants remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Notes or Warrants (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants.

(iv) Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(j), which remedy shall be in addition to any right to collect damages.

(k) Compliance with Laws. None of the Company or any of its Subsidiaries shall violate any law, ordinance, or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

~~(l) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.~~

(l) Tax Matters.

(i) The Company shall consult the Buyers reasonably prior to, and incorporate each Buyer’s reasonable input in, making tax information reporting or other filing that may impact any Buyer’s tax treatment of the Securities, including the amount of original issue discount.

(ii) Each Buyer and the Company agree that (A) the Notes are governed by Treasury Regulation Section 1.1272-1(c), including Treasury Regulation Section 1.1272-1(c)(5), and are not governed by Treasury Regulation Section 1.1275-4 and (B) neither the Buyers nor the Company shall take any position inconsistent with such treatment in any tax return or in any judicial or administrative proceeding in respect of taxes, except as may be otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code.

(m) Restriction on Redemption and Cash Dividends. So long as any of the Notes are outstanding or during any period of time when a Subsequent Closing could still potentially occur, except as otherwise permitted under the Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (other than as required by the Notes or as required by the terms thereof as in effect on the date hereof); provided, however, that such written consent shall not be required for (i) any repurchases, forfeitures, withholdings or transfers of securities pursuant to a net exercise of a Convertible Security to cover the payment of the exercise prices or the payment of withholding of taxes associated with the exercise or vesting of equity awards under any equity compensation plan of the Company, or any payments made with respect to the items disclosed on Schedule 4(m).

(n) Corporate Existence. So long as any Notes or Warrants remain outstanding, neither the Company or any Subsidiary shall ~~not~~ be party to any Fundamental Change (as defined in the Notes) or a Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(o) Issuance Procedures. The terms of the Notes and Warrants, as applicable, set forth the totality of the procedures required of the Buyers in order to receive shares of Class A Common Stock pursuant to the Notes or by exercise of the Warrants, as applicable. Except as set forth in Section 5(c) with respect to the Initial Purchased Securities or any Subsequently Purchased Securities, no additional legal opinion, other information, or instructions shall be required of the Buyers to receive Class A Common Stock pursuant to the Notes or by exercise of the Warrants, as applicable. The Company shall honor an election by a Buyer to receive Class A Common Stock pursuant to the Notes or by exercise of the Warrants, as applicable, and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Notes or the Warrants, as applicable. Except as explicitly set forth in the Notes or the Warrants, as applicable, no legal opinion, information or instructions shall be required of the Buyers to receive Underlying Shares pursuant to the Notes or the Warrants, as applicable. The Company shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Notes or the Warrants, as applicable.

(p) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act~~,~~ in connection with the distribution of the Securities contemplated hereby.

(q) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell ~~the~~any Subsequently ~~Purchase~~Purchased Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(r) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of Nasdaq and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of Nasdaq, with the issuance of Securities contemplated hereby.

(s) Rule 144. ~~The~~Without the prior written consent of the Required Holders, the Company shall cause the Initial Purchased Securities, any Subsequently Purchased Securities and any shares of Class A Common ~~Shares~~Stock issuable pursuant to the ~~Subsequently Purchased~~Notes or the Warrants to be eligible to be offered, sold or otherwise transferred by the Buyers (other than any Buyer that is or has been an affiliate (as defined in Rule 144) of the Company during the immediately preceding three months prior to such sale) pursuant to Rule 144 under the ~~Securities~~1933 Act, without any requirements as to volume~~,~~ or manner of sale, ~~availability of current public information (whether or not then satisfied)~~ or notice under the ~~Securities~~1933 Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following ~~the~~ each ~~Subsequent~~ Closing with respect to any Initial Purchased Securities or any Subsequently Purchased Securities and the ~~Subsequent~~ Underlying Shares with respect thereto.

(t) Press Releases. The Company shall not, and shall not permit any of its Subsidiaries to, issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming any of the Buyers without the prior written consent of such Buyer; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC, or (iii) to the extent such disclosure is required by law or Nasdaq regulations; provided further~~,~~ that (~~i~~x) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (~~ii~~y) unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof.

(u) Share Reserve. So long as any of the Notes or Warrants remain outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Class A Common Stock equal to ~~(I) prior to the earlier of October 2, 2023 or the Compliance Date, one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants sold at the Initial Closing, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (II) on and after the earlier of October 2, 2023 or the Compliance Date, the sum of (i) one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Buyers) and (ii) two hundred percent (200%) of a fraction the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to this Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Price (collectively, the “~~the Required Reserve Amount~~”)~~; provided that at no time shall the number of shares of Class A Common Stock reserved pursuant to this Section  4(~~s~~u) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. The amounts set forth in the definition of Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Class A Common Stock issuable upon exercise of the Warrants held by each holder thereof on the date of issuance of the Warrants (without regards to any limitations on exercise) (collectively, the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any Class A Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of the Warrants, pro rata based on the number of shares of Class A Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise). If at any time the number of shares of Class A Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

~~(v) [Reserved]~~

(~~w~~v) Right to Participate. So long as any Notes remain outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiaries’ equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock issued through the ATM Sales Agreement (other than an issuance through the ATM Sales Agreement in which a single investor or group of related investors purchase in excess of three million dollars ~~in a single transaction~~ ($3,000,000) in a single transaction of Class A Common Stock)~~, the Equity Line of Credit~~ or a Strategic Investment)) (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 4(~~u~~v).

(i) The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (v) include any offering documents and definitive documentation in connection with such Offer, (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers up to an aggregate of twenty percent (20%) of the Offered Securities for any offering consisting solely of the Company’s Class A Common Stock or Class B Common Stock and thirty-five percent (35%) of the Offered Securities for any other Subsequent Placement, allocated among such Buyers based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic

Amount”). The terms and conditions upon which any Offer of the Offered Securities pursuant to any Offer Notice shall be identical for each Buyer. For the avoidance of doubt, each Buyer hereby acknowledges that any Offer Notice may constitute or contain material, non-public information, and each Buyer hereby consents to the receipt of any Offer Notice and any material, non-public information that may be included in an Offer Notice. If a Buyer notifies the Company that it does not consent to the receipt of an Offer Notice and any material, non-public information that may be included in an Offer Notice, then such Buyer shall be deemed to have waived its right to participate in such Subsequent Placement, and the Company shall be deemed to have complied with this Section  4(~~u~~v).

(ii)     To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the second (2nd) Trading Day (as defined in the Notes) after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer, or an affiliate of such Buyer that it designates, elects to purchase and, if such Buyer or its designee shall elect to purchase all of its Basic Amount, the amount, if any, of the other Buyers’ allocations that such Buyer is offering to purchase in the event that such other Buyers do not elect to purchase their full Basic Amounts (in either case, the “Notice of Acceptance”). Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire at the end of the second (2nd) Trading Day following such Buyer’s receipt of such new Offer Notice.

(iii)     The Company shall have two (2) Trading Days from the expiration of the Offer Period to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either

(x)     the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv)     In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section  4(~~u~~v)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer or its designee elected to purchase pursuant to Section 4(~~u~~v)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers or their designees pursuant to Section  4(~~u~~v)(iii) above prior to such reduction, but giving effect to the Refused Securities that the Company has determined not to issue, sell or exchange) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(~~u~~v)(i) above.

(v)     Upon the closing of the issuance, sale, or exchange of all or less than all of the Refused Securities, the Buyers or their designees shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(~~u~~v)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within two (2) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers or their designees, the number or amount of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 4(~~u~~v)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(vi)     Any Offered Securities not acquired by the Buyers or other persons in accordance with Section  4(~~u~~v)(iii) above may not be issued, sold, or exchanged until they are again offered to the Buyers under the procedures specified in this Section  4(~~u~~v).

(vii)     The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers or their designees shall be entitled to the same registration rights provided to other investors in the Subsequent Placement. Furthermore, no Subsequent Placement Agreement shall include any term or provisions more restrictive to the investors than those contained in the Transaction Documents. In addition, the Company and each Buyer agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 a.m. (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, or if the time of execution is after 4:00 p.m. (New York City time) on a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(viii)     Notwithstanding anything to the contrary in this Section  4(~~u~~v) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the second (2nd) Trading Day following the date of delivery of the Offer Notice. If by such second (2nd) Trading Day no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, nonpublic information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities after it is deemed abandoned or the Buyers have received written notice of its abandonment, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section  4(~~u~~v)(viii). The Company shall not be permitted to deliver to the Buyers, in any 30-day period, more than one such Offer Notice, other than the Offer Notices contemplated by the last sentence of Section  4(~~u~~v)(ii) of this Agreement.

(ix)     The restrictions contained in this Section  4(~~u~~v) shall not apply in connection with any of the following: (w) issuances of equity securities or equity-linked securities with respect to the Company’s subsidiaries in connection with a Strategic Investment; (x) Options or Convertible Securities issued under any Approved Stock Plan, or (y) the issuance of Class A Common Stock upon the exercise of Options or warrants, the settlement or vesting of restricted stock units, stock appreciation rights or restricted stock awards (including shares of Class A Common Stock withheld by the Company for the purpose of paying on behalf of the holder thereof the exercise price of stock options or for paying taxes due as a result of such exercise or lapse of forfeiture restrictions), or the conversion of outstanding preferred stock or other outstanding Convertible Securities which are outstanding on the Initial Closing Date or granted pursuant to an Approved Stock Plan after the Initial Closing Date; provided~~,~~ that, in the case of (z), such issuance of Class A Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of either: (I) such Approved Stock Plan or (II) such Options or Convertible Securities in effect on the Initial Closing Date and, in the case of (II), such Options or Convertible Securities are not amended, modified or changed on or after the Initial Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

~~(x)     Legends. Certificates and any other instruments evidencing the Initial Purchased Securities shall not bear any restrictive or other legend.~~

(~~y~~w)     Not an Underwriter. Neither the Company nor any Subsidiary or affiliate thereof shall identify any Buyer as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC, Nasdaq, or any other Eligible Market. No Buyer shall be required to agree or admit that it is, or may be, acting as an “underwriter” in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC, the Nasdaq, or any other Eligible Market, nor shall any Buyer be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company. Any Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.

~~(z)     Establishment of ATM Sales Program. The Company shall have established and shall have access to an ATM Sales Program, the terms of which have been approved by the Required Holders, the ATM Sales Program shall have available, at all times, the aggregate capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000).~~

~~(aa)     Minimum Bid Price Requirement. The Company shall be in compliance with the minimum bid price requirement contained in Nasdaq Rule 5450(a)(1) on or before October 2, 2023.~~

(~~bb~~x)     Registration Rights. The Company shall:

(i)     file registration statements with the SEC ~~as soon as practicable but in no event later than sixty (60) days after each Subsequent Closing Date~~no later than May 1, 2024 (or such later date as the Required Holders may agree in writing (including, for the avoidance of doubt, via e-mail) in their sole discretion) with respect to the Initial Purchased Securities and any Subsequently Purchased Securities ~~issued on such Subsequent Closing Date~~ (each such date, a “Filing Date”) to register the resale of all Underlying Shares issuable upon conversion and exercise of the Initial Purchased Securities and any Subsequently Purchased ~~Notes and all shares of Class A Common Stock underlying the Subsequently Purchased Warrants, respectively~~Securities (the “Registrable Shares”) on Form S-1 or Form S-3 under the ~~Securities~~1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);

(ii)     use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within 45 days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to such Resale Registration Statement, within 75 days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Resale Registration Statement;

(iii)     not less than two (2) Trading Days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Buyers copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyers. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Buyers and the plan of distribution as the Buyers may reasonably and promptly propose no later than two (2) Trading Days after the Buyers has been so furnished with copies of such documents as aforesaid;

(iv)     promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section  4(~~ee~~aa) below, subject to the Company’s right to suspend pursuant to Section 4(~~dd~~z) below;

(v)     furnish to the Buyers such number of copies of prospectuses in conformity with the requirements of the ~~Securities~~1933 Act and such other documents as the Buyers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyers;

(vi)     file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section  4(~~bb~~x)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii)     upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one (1) Trading Day following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(viii)     upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the ~~Securities~~1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(ix)     advise the Buyers promptly (and in any event within two (2) Trading Days thereof):

(A)     of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

(B)     of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(C)     of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the ~~Securities~~1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and;

(D)     of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(x)     cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

(xi)     bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section  4(~~bb~~x) and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(~~cc~~y)     Registration Rights Indemnification.

(i)     The Company agrees to indemnify and hold harmless the Buyers and their respective affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls a Buyer within the meaning of Section 15 of the ~~Securities~~1933 Act or Section 20 the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the ~~Securities~~1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of a Buyer) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Buyers failed to send or deliver a copy of the final prospectus with or prior to, or the Buyers failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the ~~Securities~~1933 Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the ~~Securities~~1933 Act, the Buyers thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Buyers fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the ~~Securities~~1933 Act), the delivery of written confirmation of the sale by the Buyers to the person asserting the claim from which such Loss resulted.

(ii)     The Buyers agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the ~~Securities~~1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the ~~Securities~~1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyers specifically for use in preparation of a Resale Registration Statement, and the Buyers will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4(y) be greater in amount than the dollar amount of the net proceeds received by the Buyers upon their sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.

(iii)     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4(~~cc~~y), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv)     If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v)     If the indemnification provided for in this Section 4(~~cc~~y) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided~~,~~ that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

(~~dd~~z)     Suspensions. The Buyers acknowledge that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Buyers hereby covenant that they will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyers notice that the Buyers may thereafter effect sales pursuant to said prospectus; provided~~,~~ that such suspension periods shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(~~ee~~aa)     Termination of Registration Rights. The obligations of the Company pursuant to Section  4(~~bb~~x ) hereof shall cease and terminate, with respect to any Registrable Shares, upon such time as such Registrable Shares have been resold in a transaction pursuant to which all restrictive legends were removed from such securities.

(bb)      Launch Business. So long as any of the Notes or Warrants remain outstanding, the Company shall notify JMCM of its intention to engage in negotiations relating to any Launch Disposition (as defined below) by the Company in advance of the commencement of any such negotiations with any third party or promptly following receipt of an unsolicited proposal therefor. If JMCM informs the Company that it has an interest in, directly or indirectly, being the acquiring Person for the Launch Disposition, the Company shall engage in good faith negotiations with JMCM in furtherance of entering into the Launch Disposition with JMCM. “Launch Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business related to the launch services operating segment of the Company or its Subsidiaries as such operating segment is described in the Company’s most recent annual report on Form 10-K.

(cc)      Stockholder Approval. The Company shall use reasonable best efforts to, as promptly as practicable after the date hereof, and in any case no later than the earlier to occur of (i) one hundred eighty days (180 days) after November 6, 2023, or (ii) the first annual meeting of stockholders to take place after the Amendment No. 3 Effective Date (the “Stockholder Meeting”) to cause to be presented to the Company’s stockholders for the approval at such meeting, and recommend the approval of the Requisite Stockholder Approvals (as defined below). The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approvals. If the Requisite Stockholder Approvals are not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approvals no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approvals are obtained, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approvals at each such meeting. For purposes of this Agreement, “Requisite Stockholder Approvals” means the Requisite 5635(b) Stockholder Approval and the Requisite 5635(d) Stockholder Approval; provided, however, that, in each case, the applicable Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq Capital Market, such stockholder approval is no longer required for the Company to issue shares Common Stock pursuant to the Notes and the Warrants. “Requisite 5635(b) Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rule 5635(b) with respect to the issuance of shares of Common

Stock pursuant to the Notes and the Warrants in excess of the limitations imposed by such rule. “Requisite 5635(d) Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Rule 5635(d) with respect to the issuance of shares of Common Stock pursuant to the Notes and the Warrants in excess of the limitations imposed by such rule.

Notwithstanding anything to the contrary in this Agreement, any Note, any Warrant or any other Transaction Document, prior to the Requisite 5635(d) Stockholder Approval, the number of shares of Class A Common Stock deliverable upon the exercise of all of the Warrants issued on or after the Amendment No. 3 Effective Date and the number of shares of Class A Common Stock deliverable upon conversion of all of the Notes will be subject to, and shall not exceed, the Share Conversion Cap. Prior to the earlier of the Requisite 5635(d) Stockholder Approval and the commencement of any Bankruptcy Event with respect to the Company, if the Company receives a notice of conversion with respect to the Notes or a notice of exercise with respect to such Warrants, from more than one Holder for the same Conversion Date (as defined in the Notes) and, due to the Share Conversion Cap or for any reason, the Company can deliver some, but not all, of the shares of Common Stock due upon conversion of the Notes and/or exercise of such Warrants on such date, then the Company shall convert from each holder of Notes and/or such Warrants a pro rata amount of such holder’s portion of its Notes and/or Warrants based on the principal amount of Notes and number of Warrant Shares submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion and number of all Warrant Shares to be exercised on such date. The Holder may elect to require the Company to pay cash for any portion of the conversion obligation with regard to Notes surrendered for conversion and any portion of the exercise obligation with regard to such Warrants exercised, in each case, for which shares of Common Stock are unable to be delivered due to the Share Conversion Cap or any other reason with such cash payment to be equal to the product of (x) the number of shares of Common Stock that would have been required to be delivered, and (y) 95% of the simple average of the Daily VWAP (as defined in the Notes) for the 10 VWAP Trading Days (as defined in the Notes) ending on and including the VWAP Trading Day immediately preceding the applicable Conversion Date / exercise date. “Share Conversion Cap” means, as of any time prior to the receipt of the Requisite 5635(d) Stockholder Approval, 3,772,390 shares of Common Stock, which amount shall in each case be subject to the same adjustments as the Conversion Rate, including without limitation those contained in Section 5(G). For the avoidance of doubt, after the receipt of the Requisite 5635(d) Stockholder Approval, the Share Conversion Cap shall no longer be applicable.

(dd)     [Reserved].

(ee)     [Reserved].

(ff)     [Reserved].

(gg)     Critical Technology. To the extent (i) any pre-existing products or services provided by the Company or any of its Subsidiaries are re-categorized by the U.S. government as a Critical Technology, or would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a Critical Technology after a re-categorization of selected technologies by the U.S. government, or (ii) after the Initial Closing

Date the Company or any of its Subsidiaries engages in any activity that could reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a Critical Technology, in each case, that is not eligible for license exception ENC, the Company shall promptly, and in any event within ten (10) Business Days after an officer of the Company or its Subsidiaries obtains knowledge thereof notify the holders of the Notes and Warrants of such change in the categorization of its products or services.

(hh)     [Reserved].

(ii)     [Reserved].

(jj)     ITAR. The Company shall timely amend any existing licenses, Technical Assistance Agreements, or Manufacturing License Agreements as required to ensure compliance with applicable Trade Controls, and shall, no later than five (5) calendar days following the date of such requirement, submit to the Directorate of Defense Trade Controls a material change notification to the extent required pursuant to Section 122.4(a) of the ITAR.

(kk)     Security Clearances. The Company and its Subsidiaries shall use commercially reasonable efforts to (i) timely submit to DCSA any necessary information, including changed conditions notices required as a result of the transactions contemplated by this Agreement, and (ii) implement controls and policies, in each case, necessary or required to ensure compliance with the NISPOM and other applicable regulations related to national security or the safeguarding of classified and unclassified U.S. government information.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)     Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the registration of the Securities in which the Company shall record the name and address of the Person in whose name the Purchased Securities have been issued (including the name and address of each transferee), the aggregate amount of the Notes and Warrants held by such Person and the number of Underlying Shares issuable pursuant to the Notes and Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. This provision shall be construed such that the Securities and the Notes are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.

(b)     Transfer Agent Instructions. The Company shall issue ~~irrevocable~~ instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “~~Irrevocable~~ Transfer Agent Instructions”) to credit shares to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in (i) the conversion notice of the Notes or (ii) the exercise notice of the Warrants, a certificate, registered in the name of such Buyer or its designee, for the Underlying Shares to which the Buyer is entitled, for the applicable Underlying Shares in such amounts as specified from time to time by the ~~Company or the~~ Buyers~~, as the case may be,~~ pursuant to the conversion of the Notes or the exercise of the Warrants. The Company represents and warrants that no instruction other than the ~~Irrevocable~~ Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Initial Purchased Securities, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer, or assignment. If a Buyer effects a sale, assignment, or transfer of any ~~Subsequently~~ Purchased Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer, or assignment. In the event that such sale, assignment, or transfer involves ~~Subsequently~~ Purchased Securities sold, assigned, or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such ~~Subsequently~~ Purchased Securities to such Buyer, assignee, or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.

(c)     ~~Subsequently~~ Purchased Securities Legends. Each Buyer understands that the ~~Subsequently~~Initial Purchased Securities have been issued (or will be issued in the case of ~~the Subsequent~~any Subsequently Purchased Securities or the Underlying Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth herein, the ~~Subsequently~~ Purchased Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

~~Subsequently Purchased~~ Note Legend

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED ~~BY THIS CERTIFICATE~~HEREBY NOR THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE

STATE SECURITIES LAWS. ~~UNTIL THE DATE THAT IS ONE (1) YEAR AFTER THE ISSUE DATE (AS DEFINED ON THE REVERSE OF THIS NOTE) AND PROVIDED ALL REQUIREMENTS FOR AN EXEMPTION UNDER RULE 144 HAVE BEEN SATISFIED,~~ THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT ~~OR~~OF PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION ~~AND PROSPECTUS-DELIVERY~~ REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

~~Subsequently Purchased~~ Warrant Legend

THE SECURITIES REPRESENTED ~~BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF,~~HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED~~, OR APPLICABLE STATE~~ (THE “SECURITIES ~~LAWS~~ACT ”). THE ~~SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF~~HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER SUCH SECURITIES OR THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT ~~FOR THE SECURITIES~~OR PROSPECTUS UNDER THE SECURITIES ACT ~~OF 1933, AS AMENDED, OR~~AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES ~~LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.~~LAW, RESPECTIVELY, OR WITH AN EXEMPTION FROM SUCH REGISTRATION OR PROSPECTUS REQUIREMENT AND (II) IN COMPLIANCE WITH THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AUGUST 4, 2023 (AS AMENDED), AMONG THE ISSUER AND THE PURCHASERS PARTY THERETO.

~~Subsequent~~ Underlying Shares Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT ~~OF 1933, AS AMENDED,~~ OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE

144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d)    Removal of Legends. Certificates evidencing the ~~Subsequently~~ Purchased Securities shall not be required to contain the legend set forth in Section 5(c) or any other legend (i) while a registration statement covering the resale of such ~~Subsequently~~ Purchased Securities is effective under the 1933 Act, (ii) following any sale of such ~~Subsequently~~ Purchased Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that a Buyer furnishes the Company with reasonable assurances that such ~~Subsequently~~ Purchased Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer’s counsel, (iii) if such ~~Subsequently~~ Purchased Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the ~~Subsequently~~ Purchased Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such ~~Subsequently~~ Purchased Securities to the Company) following the delivery by a Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such ~~Subsequently~~ Purchased Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be reasonably required above in this Section 5(d) (such date, the “Legend Removal Date”), as directed by such Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of shares of Class A Common ~~Shares~~Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any ~~Subsequently~~ Purchased Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such ~~Subsequently~~ Purchased Securities pursuant to Rule 144.

(e)    If the Company or the Transfer Agent fails to deliver shares to a Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(b) or Section 5(d), then in addition to such Buyer’s other available remedies hereunder, the Company shall pay to such Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of ~~Subsequent~~ Underlying Shares (based on the Daily VWAP (as defined in the ~~Warrants~~Notes ) on the date that the Buyer delivered notice of its entitlement to such shares of Class A Common ~~Shares~~Stock on the date such Buyer delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 5(d) but fails to (a) issue and deliver (or cause to be delivered) shares to a Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date a Buyer purchases (in an open market transaction or otherwise) shares of Class A Common ~~Shares~~Stock to deliver in settlement of a sale by the Buyer of all or any portion of the number of shares of Class A Common ~~Shares~~Stock, or a sale of a number of shares of Class A Common ~~Shares~~Stock equal to all or any portion of the number of shares of Class A Common ~~Shares~~Stock, that the Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Class A Common ~~Shares~~Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of shares of Class A Common ~~Shares~~Stock that the Company was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 5(e) shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.

(f)    FAST Compliance. While any Notes or Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE INITIAL PURCHASED SECURITIES AND SUBSEQUENTLY PURCHASED SECURITIES.

(a)    The obligation of the Company hereunder to issue and sell the Initial Purchased Securities and Subsequently Purchased Securities to each Buyer at the Initial Closing and each Subsequent Closing, if any, is subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date, if any, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)    Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    Such Buyer and each other Buyer shall have delivered to the Company the purchase price for the Initial Purchased Securities and the Subsequently Purchased Securities being purchased by such Buyer at such Closing by wire transfer of immediately available funds in accordance with a Flow of Funds Letter with respect to the Securities to be purchased at such Closing.

(iii)     The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the date of such Closing.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.

(a)     The obligation of each Buyer hereunder as set forth on the Original Schedule of Buyers to purchase its Initial Purchased Securities at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)     The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Initial Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers at the Initial Closing pursuant to this Agreement.

(ii)     Such Buyer shall have received the opinion of Cozen O’Connor P.C., the Company’s counsel, dated as of the Initial Closing Date, in the form acceptable to such Buyer.

(iii)     The Company shall have delivered to such Buyer a copy of the ~~Irrevocable~~ Transfer Agent Instructions, dated as of the Initial Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(iv)     The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within forty-five (45) days of the Initial Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Initial Closing Date.

(v)     The Company shall have delivered to such Buyer ~~a~~ certified ~~copy~~copies of the Certificate of Incorporation or Formation of the Company and each Subsidiary, each as certified by the Delaware Secretary of State within forty-five (45) days of the Initial Closing Date.

(vi)     The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Initial Closing Date, as to (~~i~~A) the resolutions consistent with Section 3(~~d~~b) as adopted by the Company’s or such Subsidiary’s Board of Directors or a duly authorized committee thereof, or such Subsidiary’s manager or members, in each case, in a form reasonably acceptable to such Buyer, (~~ii~~B) the Certificate of Incorporation or Formation of the Company and each Subsidiary and (~~iii~~C) the Bylaws of the Company and each Subsidiary, each as in effect at the Initial Closing.

(vii)     Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(viii)     The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Class A Common Stock outstanding on the Initial Closing Date immediately prior to the Initial Closing.

(ix)     The Class A Common Stock (A) shall be designated for quotation or listed (as applicable) on Nasdaq and (B) shall not have been suspended, as of the Initial Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Initial Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq, other than as disclosed in the Company’s Current Report on Form 8-K, as filed with the SEC on October 7, 2022.

(x)     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Initial Purchased Securities, including without limitation, those required by Nasdaq, if any.

(xi)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(xii)     Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect.

(xiii)     The Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq relating to the issuance of the Underlying Shares as contemplated hereby.

(xiv)     Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (a “Flow of Funds Letter”) with respect to the Initial Purchased Securities.

(xv)     The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral (as such term is defined in the Security ~~Agreements~~Agreement ) or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Notes) and except for Liens to be discharged on or prior to the Initial Closing Date pursuant to documentation reasonably satisfactory to the Buyer.

(xvi)     The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to the Initial Closing Date, in the form attached hereto as Exhibit D.

~~(xvii)     The Company shall have executed an ATM Sales Agreement pursuant to which the Company has the ability to issue and sell shares of Class A Common Stock from time to time (an “ATM Sales Program”). The ATM Sales Program shall have aggregate available and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000) as of the Initial Closing Date.~~

(~~xviii~~xvii)     All Transaction Expenses payable to the Buyers shall have been paid to the extent due and, in the case of Transaction Expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to the Initial Closing Date.

(~~xix~~xviii)     The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

(b)     ~~The obligation of~~With respect to each Buyer hereunder and its option to purchase ~~the~~ Subsequently Purchased Securities at each Subsequent Closing ~~is~~, each Buyer may require, subject to ~~the~~each Buyer’s satisfaction, at or before each Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)     The Funding Conditions shall be then satisfied and the Buyers shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect (the “Funding Conditions Certificate”). “Funding Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (i) the ~~Underlying Shares are Freely Tradeable (as defined in the Notes), (ii) the~~ Buyers are not in possession of any material non-public information concerning the Company or any of its Subsidiaries; (~~iii) no public announcement of a pending, proposed or intended Fundamental Change or Fundamental Transaction has occurred that has not been abandoned, terminated or consummated; (iv~~ii ) no Default ~~(as defined in the Notes)~~ will have occurred and be continuing and no Event of Default (as defined in the Notes) will have occurred (other than as waived in the Reaffirmation Agreement and Amendment No. 2 ); and (v) there shall be no limitations on issuance of the Underlying Shares under the Company’s organizational documents, stock exchange rules or other applicable regulatory requirements~~; and (vi) the Daily VWAP of the Class A Common Stock on Nasdaq is not less than $1.00 (which shall not be subject to adjustment for stock splits (including reverse stock splits), stock dividends, stock combinations, recapitalizations or other similar events).~~.

~~(ii)    After giving pro forma effect to the Subsequent Closing proposed to be occurring at such Subsequent Closing Date, the Company’s pro forma Indebtedness does not exceed the applicable Relative Percent of the Company’s Market Capitalization set forth in the table below. For purposes of the table below “Minimum Cash and Cash Equivalents” shall be equal to the lowest of the Company’s total Cash and Cash Equivalents (as defined in the Notes) on (i) the last day of the immediately preceding fiscal quarter, (ii) the date of delivery of the Subsequently Purchased Securities Notice and (iii) the Subsequent Closing Date.~~

~~Minimum Cash and Cash Equivalents~~	~~Relative Percent~~
~~Less than $40 million~~	~~20~~	%
~~$40 million to $50 million~~	~~25~~	%
~~Greater than $50 million~~	~~30~~	%

~~“Market Capitalization” shall equal the lowest Daily Market Capitalization during the Measurement Period. “Daily Market Capitalization” shall mean the product of (x) the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the date hereof (which shall be automatically adjusted for any stock splits (including a reverse stock split), stock dividends, stock combinations, recapitalizations or other similar transactions that occur after the date hereof), and (y) the Last Reported Sale Price (as defined in the Note) on such VWAP Trading Day. “Measurement Period” shall mean the period beginning fifteen (15) Trading Days prior to the date that the Company provides a Subsequently Purchased Securities Notice through the Subsequent Closing Date pursuant to such Subsequently Purchased Securities Notice. The Company shall certify compliance with Section 7(b)(ii) in the Funding Conditions Certificate.~~

~~(iii)    This Section 7(b)(iii) shall only be a condition to the Buyer’s obligation to consummate a Subsequent Closing and only if the Company reports Cash and Cash Equivalents at the end of the Quarterly Cash Burn Period of less than fifty million dollars ($50,000,000).~~

~~(A)     In such case, for the calendar quarter immediately preceding the date that the Subsequently Purchased Securities Notice is delivered to Buyer (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) ten million dollars ($10,000,000) (the “Quarterly Cash Burn Test”).~~

~~(B)     “Available Cash” means, as of any date of determination, (A) the sum of (i) the Company’s Cash and Cash Equivalents and (ii) any Cash paid by the Company to the Holder pursuant to this Note during the Quarterly Cash Burn Period, less (B) any Cash raised from any financings or series of related financings involving the Holder or otherwise during the Quarterly Cash Burn Period, including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness.~~

~~(C)    The Company shall certify compliance with Section 7(b)(iii) in the Funding Conditions Certificate.~~

~~(iv)    The Registration Statement shall remain effective.~~

(~~v~~ii)    The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyers the Subsequently Purchased Securities.

(~~vi~~iii )     Such Buyer shall have received the opinion of Cozen O’Connor P.C., the Company’s counsel, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer.

(~~vii~~iv )     The Company shall have delivered to such Buyer a copy of the ~~Irrevocable~~ Transfer Agent Instructions, dated as of each Subsequent Closing Date, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(~~viii~~v)     The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ~~ten~~forty-five (~~10~~45 ) days of each Subsequent Closing Date.

(~~ix~~vi)     The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation or Formation of the Company and each Subsidiary, each as certified by the Delaware Secretary of State within ~~ten~~forty-five (~~10~~45 ) days of each Subsequent Closing Date, along with a bring-down letter certify ing the good standing of the Company and each of its Subsidiaries as of such Subsequent Closing Date.

(~~x~~vii)     The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of each Subsequent Closing Date, as to (~~i~~A) the resolutions consistent with Section 3(~~d~~b) as adopted by the Company’s or such Subsidiary’s Board of Directors or a duly authorized committee thereof, or such Subsidiary’s manager or members, in each case, in a form reasonably acceptable to such Buyer, (~~ii~~B) the Certificate of Incorporation or Formation of the Company and each Subsidiary and (~~iii~~C ) the Bylaws of the Company and each Subsidiary, each as in effect at each Subsequent Closing Date.

(~~xi~~viii)     Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of each Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to each Subsequent Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of each Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(~~xii~~ix)     The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Class A Common Stock outstanding on each Subsequent Closing Date immediately prior to each Subsequent Closing.

(~~xiii~~x)     The Class A Common Stock (A) shall be designated for quotation or listed (as applicable) on Nasdaq and (B) shall not have been suspended, as of each Subsequent Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of each Subsequent Closing Date, either (1) in writing by the SEC or Nasdaq or (2) by falling below the minimum maintenance requirements of Nasdaq.

(~~xiv~~xi )     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Subsequently Purchased Securities, including without limitation, those required by Nasdaq, if any.

(~~xv~~xii)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(~~xvi~~xiii )    Since the date of execution of this Agreement, no event or series of events shall have occurred that would have or result in a Material Adverse Effect, except as otherwise disclosed in the disclosure schedules to this Agreement.

(~~xvii~~xiv )    The immediately preceding Closing Date was ~~at least~~no more than ninety (90) days prior to the proposed Subsequent Closing Date.

~~(xviii) The average daily dollar trading volume (as reported on Bloomberg) of the Class A Common Stock on Nasdaq for the thirty (30) Trading Days immediately preceding such Subsequent Closing Date shall not be less than $500,000.~~

~~(xix)    The Company shall not be in a blackout period pursuant to its insider trading policy.~~

(~~xx~~xv ) All Transaction Expenses contemplated hereby to be payable to the Buyers shall have been paid to the extent due and, in the case of Transaction Expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one day prior to each Subsequent Closing Date.

(~~xxi~~xvi)    The Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq relating to the issuance of the Subsequently Purchased Securities and the Underlying Shares as contemplated hereby.

(~~xxii~~xvii )    Such Buyer shall have received a Flow of Funds Letter with respect to the Subsequently Purchased Securities.

(~~xxiii~~xviii )    The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy, and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens.

(~~xxiv~~xix )    The Company shall have delivered to Buyer a duly completed and executed perfection certificate dated no earlier than five (5) days prior to each Subsequent Closing Date, in the form attached hereto as Exhibit D.

(~~xxv~~xx)    The Company has been, and continues to remain, in full compliance with the terms and conditions of the Notes.

~~(xxvi) The Company shall have established and then have access to an ATM Sales Program and/or Equity Line of Credit, the terms of which have been approved by the Required Holders, and the ATM Sales Program and/or Equity Line shall have aggregate available and unused capacity to generate gross proceeds to the Company of at least twenty million dollars ($20,000,000) both as of the date of delivery of the Subsequently Purchased Securities Notice and the Subsequent Closing Date.~~

~~(xxvii) The Company shall have regained compliance with the minimum bid price requirement contained in Nasdaq Rule 5450(a)(1).~~

(~~xxviii~~xxi )    After giving pro forma effect to the Subsequent Closing proposed to occur on such Subsequent Closing Date, no Default shall occur or be continuing and no Event of Default shall occur.

(~~xxix~~xxii )    The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred with respect to a Buyer within ten (10) Business Days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Initial Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)    Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the ~~New York~~Delaware Uniform Electronic ~~Signatures and Records Act (N.Y. State Tech. §§ 301-309~~Transactions Act (6 Delaware Code Chapter 12A ), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c)    Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented, restated and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

(d)    Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid, or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses, or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e)    Entire Agreement; Amendments. This Agreement, the Reaffirmation Agreement, Amendment No. 2, Amendment No. 3, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Class A Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing (including by e-mail) signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party (including by e-mail), provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Purchased Securities. From the date hereof and while any Purchased Securities are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Securities, or (ii) to treat any Buyer(s) or holder(s) of Purchased Securities in a manner that is less favorable than the Buyer or holder of Purchased Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly, or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Initial Closing Date, each Buyer entitled to purchase Initial Purchased Securities at the Initial Closing, and (II) on or after the Initial Closing Date, subject to Section 6.12 of the Security Agreement, holders of a majority of the aggregate principal amount of the Notes, so long as any Notes remain outstanding, and if no Notes remain outstanding, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Warrants, as applicable.

(f)     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Telephone: (866) 278-7217

Attention: ~~Chris Kemp~~Axel Martinez

E-Mail: ~~c~~axel@astra.com

With a copy (for informational purposes only) to:

Cozen O’Connor P.C.

33 South 6th Street Suite 3800

Minneapolis, MN 55402

Attention: Katheryn A. Gettman

E-mail: kgettman@cozen.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Michael Mullings

Email: mmullings@continentalstock.com

If to a Buyer, to its address, e-mail address and/or to the attention of the Person set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver, or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change or a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided further, however that a Buyer of the Notes may not assign or otherwise transfer any of its rights or obligations hereunder with respect to the Notes to any Disqualified Institution (as defined below) or any of their affiliates that are readily identifiable on the basis of such affiliate’s name. A “Disqualified Institution” includes those entities listed on Exhibit E attached hereto, which may be amended while the Notes and Warrants are outstanding by written agreement of the Company and ~~Buyer~~the Required Holders, acting in good faith; provided further, however, that the preceding limitation shall not apply if an Event of Default ~~(as defined in the Notes)~~ has occurred and has not been waived or a Default ~~(as defined in the Notes)~~ has occurred and is continuing.

(h)     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than (i) the Indemnitees referred to in Sections 4(cc) and 9(k) and (ii) GLAS AMERICAS, LLC, in its capacity as Collateral Agent. For the avoidance of doubt, the Collateral Agent shall have no obligations under this Agreement.

(i)     Survival. The representations, warranties, agreements, and covenants shall survive the Initial Closing and the Subsequent Closings until no Notes or Warrants are outstanding and the Buyer no longer holds any Underlying Shares. Each Buyer shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

(j)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Indemnification.

(i)     In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents (including, without limitation, any hedging or similar activities in connection therewith), or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein or the Buyer’s gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)     Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel in writing that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable and documented fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay, or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)     Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Class A Common Stock and any other numbers in this Agreement that relate to the Class A Common Stock shall be automatically adjusted for any stock splits (including a reverse stock split), stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m)     Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n)     Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided or if no period is prescribed, within a reasonable period of time, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)     Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p)     Judgment Currency.

(i)     If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:

(1)     the date actual payment of the amount due, in the case of any proceeding in the Court of Chancery of the State of Delaware or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(2)     the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)     If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)     Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q)     Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such

Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary, and a Buyer, solely, and not between the Company, its Subsidiaries, and the Buyers collectively and not between and among the Buyers.

(r)     Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

(s)     Enforcement Fees. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement or any Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable and documented attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[signature pages follow]

IN WITNESS WHEREOF, each Buyer and ~~the Company~~each Note Party have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

~~COMPANY:~~

~~ASTRA SPACE, INC.~~

~~By:~~
~~Name: Chris Kemp~~
~~Title: Chief Executive Officer~~
~~By:~~
~~Name: Axel Martinez~~
~~Title: Chief Financial Officer~~

NOTE PARTIES:

ASTRA SPACE, INC.

By:
Name:
Title:

By:
Name:
Title:

ASTRA SPACE OPERATIONS, LLC

~~IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.~~

~~BUYER:~~
~~SHERPAVENTURES FUND II, LP~~

~~By:~~
~~Name:~~
~~Title:~~

By:
Name:
Title:

APOLLO FUSION, LLC

By:
Name:
Title:

INDIGO SPACE, LLC

By:
Name:
Title:

ASTRA SPACE PLATFORM HOLDINGS LLC

By:
Name:
Title:

ASTRA SPACE PLATFORM SERVICES LLC

By:
Name:
Title:

ASTRA EARTH OPERATIONS LLC

By:
Name:
Title:

ASTRA SPACECRAFT ENGINES, INC.

By:
Name:
Title:

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

~~JMCM HOLDINGS LLC~~[ ●]

By:
Name:
Title:

Annex I-B

Schedule of Buyers

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)
Buyer	Address	Aggregate Principal Amount of Initial Purchased Notes	Aggregate Purchase Price of Initial Purchased Notes	Aggregate Number of Underlying Shares Underlying Initial Purchased Warrant	Aggregate Initial Purchased Warrant Purchase Price	Aggregate Purchase Price of Initial Purchased Securities	Maximum Aggregate Principal Amount of Subsequently Purchased Notes	Maximum Aggregate Purchase Price of Subsequently Purchased Notes	Aggregate Number of Underlying Shares Underlying Subsequently Purchased Warrants	Maximum Aggregate Purchase Price of Subsequently Purchased Warrants	Maximum Aggregate Purchase Price of Subsequently Purchased Securities	Legal Representative’s Address
JMCM	Pine Ridge Advisers LLC	$4,000,000.00	$4,608,333.34	1,996,184[1]	$749,523.00[2]	$5,357,856.34[3]	$5,051,547.00	$5,051,547.00	2,188,170	$273,521.25	$5,325,068.25	Sidley Austin LLP
Holdings LLC	450 Lexington Avenue, 38th Floor											New York. 787
	New York, New York 10017											Seventh Avenue
	Email:											New York, New York 10019
	harrison@pineridgeadvisers.com;											Email: etabas@sidley.com;
	baldo@pineridgeadvisers.com											rmandell@sidley.com;
	Attention: Harrison Geldermann											ajkaplan@sidley.com
	and Baldo Fodera											Attention: Elizabeth Tabas Carson,
Robert Mandell and Alex Kaplan
SherpaVentures	500 Howard Street, Suite 201	$4,000,000.00	$4,608,333.34	1,996,184	$249,523.00	$4,857,856.34	$500,000.00	$500,000.00	216,584	$27,073.00	$527,073.00	Cooley LLP
Fund II, LP	San Francisco, CA 94105											Reston Town Center
	Email: portfolio@acme.vc											11951 Freedom Drive, 14th Floor
	Attention: Brian Yee and Mike											Reston, VA 20190
	Derrick											Attention: Darren DeStefano; Jason
Savich
Email: ddestefano@cooley.com;
jsavich@cooley.com
Chris Kemp	Chris Kemp	N/A	N/A	N/A	N/A	N/A	$2,000,000.00	$2,000,000.00	866,337	$108,292.13	$2,108,292.13	Pillsbury Winthrop Shaw Pittman
Living Trust, dated	c/o Astra Space, Inc.											LLP
February 10, 2021	1900 Skyhawk Street											Attention: Stephen Amdur and
	Alameda, CA 94501											Lillian Kim
	E-mail: mail@kemp.com											31 West 52nd Street, New York,
NY 10019
E-mail:
stephen.amdur@pillsburylaw.com
and lillian.kim@pillsburylaw.com
Adam P. London	Adam P. London	N/A	N/A	N/A	N/A	N/A	$1,000,000.00	$1,000,000.00	433,168	$54,146.00	$1,054,146.00	Pillsbury Winthrop Shaw Pittman
	c/o Astra Space, Inc.											LLP
	1900 Skyhawk Street											Attention: Stephen Amdur and
	Alameda, CA 94501											Lillian Kim
	E-mail: aplondon@gmail.com											31 West 52nd Street, New York, NY 10019
E-mail:
stephen.amdur@pillsburylaw.com
and lillian.kim@pillsburylaw.com
TOTAL		$8,000,000	$9,216,666.68	3,992,368	$999,046	$10,215,712.68	$8,551,547	$8,551,547	3,704,259	$463,032.28	$9,014,579.38

1	Does not reflect the Existing Registered Warrant, representing 1,500,000 Warrant Shares
2	Reflects amounts paid for the purchase of the Existing Registered Warrant and the Existing Bridge Warrants.
3	Reflects amounts paid for the purchase of the Existing Registered Warrant and the Existing Bridge Warrants.

Schedule 1

Outstanding Amounts under Existing Notes

Holder	Note	Outstanding Principal	Accrued Interest	Outstanding Fees and Expenses
JMCM Holdings LLC	Existing Registered Note	$4,000,000.00	$15,000.00	$0
JMCM Holdings LLC	Existing Bridge Note	$5,051,547.00	$14,568.30	$0
SHERPAVENTURES FUND II, LP	Existing Registered Note	$4,000,000.00	$15,000.00	$0
SHERPAVENTURES FUND II, LP	Existing Bridge Note	$500,000.00	$1,875.00	$0

Outstanding Amounts under Existing Warrants

Holder	Warrant	Original Issue Date	Warrant Shares	Exercise Price
JMCM Holdings LLC	Existing Registered Warrant	August 4, 2023 (reissued November 6, 2023)	1,500,000	$0.808 per share
JMCM Holdings LLC	Existing Bridge Warrant	November 6, 2023	3,101,433	$0.808 per share
JMCM Holdings LLC	Existing Bridge Warrant	November 13, 2023	869,781	$1.006 per share
SherpaVentures Fund II, LP	Existing Bridge Warrant	November 6, 2023	2,212,768	$0.808 per share

Schedule 2

Outstanding Amounts under Notes of each Existing Holder

Holder	Issue Date	Outstanding Principal[4]	Accrued Interest	Outstanding Fees and Expenses
JMCM Holdings LLC	November 21, 2023	$9,691,729.89	$0	$0
SHERPAVENTURES FUND II, LP	November 21, 2023	$5,127,489.59	$0	$0

Outstanding Amounts under Warrants of each Existing Holder

Holder	Initial Exercise Date	Warrant Shares	Exercise Price
JMCM Holdings LLC	August 4, 2023	1,500,000	$0.808 per share
JMCM Holdings LLC	November 6, 2023	3,101,433	$0.808 per share
JMCM Holdings LLC	November 13, 2023	1,082,921	$0.808 per share
SherpaVentures Fund II, LP	November 6, 2023	2,212,768	$0.808 per share

[4]	Reflects all accrued and unpaid interest, as of the Effective Time, and the applicable Premium, which have been capitalized as additional principal.